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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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VORNADO REALTY TRUST
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VORNADO REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

2015

888 Seventh Avenue
New York, New York 10019

Notice of Annual Meeting of Shareholders to Be Held on May 21, 2015

To our Shareholders:

The 2015 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 21, 2015, beginning at 11:30 A.M., local time, for the following purposes:

        (1)   To elect three persons to the Board of Trustees of the Company. Each person elected will serve for a term of three years and until his respective successor is duly elected and qualified.

        (2)   To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

        (3)   To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

        (4)   To consider and vote upon a non-binding shareholder proposal, if properly presented at the meeting.

        (5)   To transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The Board of Trustees of the Company has fixed the close of business on March 23, 2015 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Please review the accompanying proxy statement and proxy card or voting instruction form. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize your proxy by the Internet or by touch-tone phone as described on the proxy card or voting instruction form. Alternatively, you may sign the proxy card or voting instruction form and return it in accordance with the instructions included with the proxy card or voting instruction form. You may revoke your proxy by (1) executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office located at 888 Seventh Avenue, New York, New York 10019, or (4) attending the Annual Meeting and voting in person. To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 20, 2015.

By Order of the Board of Trustees,
Alan J. Rice Secretary
April 10, 2015

2015 PROXY STATEMENT	VORNADO REALTY TRUST	1

888 Seventh Avenue
New York, New York 10019

PROXY STATEMENT

Annual Meeting of Shareholders to Be Held on May 21, 2015

The accompanying proxy is being solicited by the Board of Trustees (the "Board of Trustees" or the "Board") of Vornado Realty Trust, a Maryland real estate investment trust ("we," "us," "our" or the "Company"), for exercise at our 2015 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 21, 2015, beginning at 11:30 A.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. Our proxy materials, including this proxy statement, the Notice of Annual Meeting of Shareholders, the proxy card or voting instruction form and our 2014 Annual Report are being distributed and made available on or about April 10, 2015.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our shareholders access to our proxy materials on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about April 10, 2015 to our shareholders of record as of the close of business on March 23, 2015. Shareholders may (1) access the proxy materials on a website referred to in the notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the notice. You will need your 12-digit control number that is included with the notice mailed on or about April 10, 2015, to authorize your proxy for your shares through the Internet. If you have not received a copy of this notice of internet availability, please contact our investor relations department at 201-587-1000 or send an e-mail to ircontact@vno.com. If you wish to receive a printed version of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

How do you vote?

If you hold your shares of record in your own name, you may vote in person at the Annual Meeting or you may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card. Once you authorize a proxy, you may revoke that proxy by timely (1) executing and submitting a later-dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. To be effective, later-dated proxy cards, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 20, 2015.

If you hold your common shares in "street name" (that is, as beneficial owner through a bank, broker or other nominee), your nominee will not vote your shares (other than with respect to the ratification of the appointment of our independent registered public accounting firm) unless you provide instructions to your nominee on how to vote your shares. If you hold shares in "street name," you will receive instructions from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these voting instructions. You should instruct your nominee how to vote your shares by following the directions provided by your nominee.

We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies for a fee not to exceed $5,500. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. Trustees or members of management of the Company may also solicit votes.

2	VORNADO REALTY TRUST	2015 PROXY STATEMENT

Who is entitled to vote?

Only shareholders of record as of the close of business on March 23, 2015 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the "record date." On that date, 188,160,623 of our common shares of beneficial interest, par value $0.04 per share (the "Shares"), were outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly presented at the Annual Meeting.

How do you attend the meeting in person?

If you hold your Shares in your own name, you will need only to present satisfactory evidence of your identity. If you hold your Shares in "street name" and would like to attend the Annual Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date. If you hold Shares in "street name" and wish to vote in person at the Annual Meeting, you will need to contact your bank, broker or other nominee and obtain a legal proxy from your nominee and bring it to the Annual Meeting.

How will your votes be counted?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Any proxy, properly executed and returned, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Trustees in this proxy statement and in the discretion of the proxy holder as to any other matter that may properly come before the meeting. A broker non-vote and any proxy marked "withhold" or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of Trustees, the ratification of the appointment of our registered independent public accounting firm, the non-binding, advisory vote on executive compensation or the non-binding shareholder proposal described below. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares on that matter and the broker has not received voting instructions from the beneficial owner.

The election of each of our nominees for Trustee requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the approval of the non-binding, advisory vote on executive compensation and the non-binding shareholder proposal regarding the appointment of an independent Chairman each require a majority of the votes cast on such matter at the Annual Meeting.

PROPOSAL 1: ELECTION OF TRUSTEES

TRUSTEES STANDING FOR ELECTION

Our Board has nine Trustees. On February 19, 2015, our Board, on the recommendation of our Corporate Governance and Nominating Committee, nominated each of Messrs. Steven Roth, Michael D. Fascitelli and Russell B. Wight, Jr. for election at our Annual Meeting to the class of Trustees to serve until the Annual Meeting of Shareholders in 2018 and until their respective successors are duly elected and qualified. Each of these nominees currently serves as a member of our Board. Our organizational documents provide that our Trustees are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of Trustees is elected at each Annual Meeting to hold office for a term expiring at the third succeeding annual meeting and until their respective successors have been duly elected and qualified.

Unless you direct otherwise in your signed and returned proxy, each of the persons named in the accompanying proxy will vote your shares for the election of the three nominees for Trustees listed below. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternate nominee who will be recommended by the Corporate Governance and Nominating Committee of our Board and nominated by the Board. Alternatively, the Board may reduce the size

2015 PROXY STATEMENT	VORNADO REALTY TRUST	3

of the Board and the number of nominees. Proxies may be exercised only for the nominees named or such alternates. We do not currently anticipate that any nominee for Trustee will be unable to serve as a Trustee.

The Board of Trustees recommends that shareholders vote "FOR" the election of each of the nominees listed below to serve as a Trustee until the Annual Meeting of Shareholders in 2018 and until his respective successor has been duly elected and qualified.

Under our Amended and Restated Bylaws (the "Bylaws"), a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a Trustee. Under Maryland law, proxies marked "withhold" will have no effect on the result of this vote. A broker non-vote will also have no effect on the result of this vote.

The following table lists the nominees and the other present members of the Board who will continue to serve following the 2015 Annual Meeting. For each such person, the table lists the age, principal occupation, position presently held with the Company, if any, and the year in which the person first became a member of our Board or a director of our predecessor, Vornado, Inc.

Name	Age	Principal Occupation and, if applicable, Present Position with the Company	Year Term Will Expire	Year First Elected as Trustee

Nominees for Election to Serve as Trustees Until the Annual Meeting in 2018
Steven Roth(1)	73	Chairman of the Board of Trustees of the Company since May 1989; Chief Executive Officer of the Company from May 1989 to May 2009 and since April 15, 2013; Managing General Partner of Interstate Properties	2018	1979
Michael D. Fascitelli	58	Owner, MDF Capital LLC since June, 2013. From May 2009 to April 15, 2013, President and Chief Executive Officer of the Company	2018	1996
Russell B. Wight, Jr.(1)(2)(3)(4)	75	A general partner of Interstate Properties	2018	1979

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2016
Candace K. Beinecke(1)(2)(3)	68	Chair of Hughes Hubbard & Reed LLP	2016	2007
Robert P. Kogod(2)(6)	83	President of Charles E. Smith Management LLC	2016	2002
Dr. Richard R. West(2)(5)(6)	77	Dean Emeritus, Leonard N. Stern School of Business, New York University	2016	1982

Present Trustees Elected to Serve Until the Annual Meeting in 2017
Michael Lynne(2)(5)	73	Principal of Unique Features	2017	2005
David Mandelbaum(2)(3)	79	A member of the law firm of Mandelbaum & Mandelbaum, P.C.; a general partner of Interstate Properties	2017	1979
Daniel R. Tisch(2)(5)(6)	63	Managing Member of TowerView LLC	2017	2012

(1)
Member of the Executive Committee of the Board.

(2)
Independent pursuant to the rules of the New York Stock Exchange ("NYSE") as determined by vote of the Board.

(3)
Member of the Corporate Governance and Nominating Committee of the Board.

(4)
Lead Trustee.

(5)
Member of the Compensation Committee of the Board.

(6)
Member of the Audit Committee of the Board.

4	VORNADO REALTY TRUST	2015 PROXY STATEMENT

BIOGRAPHIES OF OUR TRUSTEES

Ms. Beinecke has served as Chair of Hughes Hubbard & Reed LLP, a New York law firm, since 1999 and is a practicing partner in Hughes Hubbard's Corporate Department. Ms. Beinecke also serves as Chairperson of the Board of Arnhold & S. Bleichroeder Advisors LLC's First Eagle Funds, Inc. (a U.S. public mutual fund family), and as a board member of ALSTOM (a public French transport and power company).

Mr. Fascitelli has served as a member of our Board of Trustees since December 1996. Since June 2013, Mr. Fascitelli has been the owner and principal of MDF Capital LLC (a private investment firm). Mr. Fascitelli served as our President from December 1996, and as our Chief Executive Officer from May 2009, until his resignation from both positions effective April 15, 2013. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman Sachs & Co. (an investment banking firm) in charge of its real estate practice and was a vice president prior thereto. Until May 23, 2013, he was also a director of our affiliate, Alexander's, Inc. ("Alexander's") (a real estate investment trust), and served as its President until April 15, 2013. From 2004 until 2013 he also served as a director of our affiliate, Toys "R" Us, Inc. (a retailer). Since January 16, 2014, Mr. Fascitelli has served on the Board of Trustees of Starwood Waypoint Residential Trust (a real estate investment trust).

Mr. Kogod has served as a member of our Board of Trustees since 2002. Currently, Mr. Kogod is the President of Charles E. Smith Management LLC (a privately-owned investment firm that is not affiliated with the Company). Previously, Mr. Kogod was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P., from October 1997 through December 2001, and was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Residential Realty from June 1994 to October 2001.

Mr. Lynne has been a principal of Unique Features (a media company) since its formation in 2008. Prior to that, he was Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation (a subsidiary of Time Warner, Inc. and a motion picture company) since 2001. Prior to 2001, Mr. Lynne served as President and Chief Operating Officer of New Line Cinema, starting in 1990. From 2006 until 2008, Mr. Lynne served on the Board of Directors of Time Warner Cable Inc. (a telecommunications company). Beginning in July 2013, Mr. Lynne became a member of the Board of Directors of IMAX Corporation (an entertainment technology company).

Mr. Mandelbaum has been a member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1960. Since 1968, he has been a general partner of Interstate Properties (an owner of shopping centers and investor in securities and partnerships, "Interstate"). Mr. Mandelbaum is also a director of Alexander's.

Mr. Roth has been the Chairman of our Board of Trustees since May 1989 and Chairman of the Executive Committee of the Board since April 1980. From May 1989 until May 2009, Mr. Roth served as our Chief Executive Officer. Since April 15, 2013, Mr. Roth is again serving in that position. Since 1968, he has been a general partner of Interstate and he currently serves as its Managing General Partner. He is the Chairman of the Board and Chief Executive Officer of Alexander's. Since January 2015, Mr. Roth has been a member of the Board of Trustees of Urban Edge Properties (a real estate investment trust and former subsidiary of the Company). Mr. Roth was a director of J. C. Penney Company, Inc. (a retailer) from 2011 until September 2013. In addition, from 2005 until February 2011, Mr. Roth was a director of Toys "R" Us, Inc.

Mr. Tisch has been the Managing Member of TowerView LLC (a private investment partnership) since 2001. Mr. Tisch also serves as a member of the Board of Directors of Tejon Ranch Company (a real estate development and agribusiness company).

Dr. West is Dean Emeritus of the Leonard N. Stern School of Business at New York University. He was a professor there from September 1984 until September 1995 and Dean from September 1984 until August 1993. Prior thereto, Dr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Dr. West is also a director of Alexander's.

Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander's.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	5

RELATIONSHIPS AMONG OUR TRUSTEES

We are not aware of any family relationships among any of our Trustees or executive officers or persons nominated or chosen by us to become Trustees or executive officers.

Messrs. Roth, Wight and Mandelbaum each are general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in "Certain Relationships and Related Transactions—Transactions Involving Interstate Properties."

Messrs. Roth, Wight and Mandelbaum and Dr. West are also directors of Alexander's. As of the record date, the Company, together with Interstate and its general partners, beneficially owns approximately 59% of the outstanding common stock of Alexander's.

For more information concerning Interstate, Alexander's and other relationships involving our Trustees, see "Certain Relationships and Related Transactions."

CORPORATE GOVERNANCE

The common shares of the Company or its predecessor have been continuously listed on the NYSE since January 1962 and the Company is subject to the NYSE's Corporate Governance Standards.

The Board has determined that Ms. Beinecke and Messrs. Kogod, Lynne, Mandelbaum, Tisch and Wight and Dr. West are independent under the Corporate Governance Standards of the NYSE, with the result that seven of our nine Trustees are independent. The Board reached this conclusion after considering all applicable relationships between or among such Trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled "Relationships Among Our Trustees" and "Certain Relationships and Related Transactions." Among other factors considered by the Board in making its determinations regarding independence was the Board's determination that these Trustees met all of the "bright-line" requirements of the NYSE Corporate Governance Standards as well as the categorical standards adopted by the Board as contained in our Corporate Governance Guidelines.

As part of its commitment to good corporate governance, the Board of Trustees has adopted the following documents:

■
Audit Committee Charter

■
Compensation Committee Charter

■
Corporate Governance and Nominating Committee Charter

■
Corporate Governance Guidelines (attached as Annex A)

■
Code of Business Conduct and Ethics

We have made available on our website (www.vno.com) copies of these documents. We will post any future changes to these documents to our website and may not otherwise publicly file such changes. Our regular filings with the SEC and our Trustees' and executive officers' filings under Section 16(a) of the Securities Exchange Act of 1934 are also available on our website. In addition, copies of these documents are available free of charge from the Company upon your written request. Requests should be sent to our investor relations department located at our principal executive office.

The Code of Business Conduct and Ethics applies to all of our Trustees, executive officers and other employees.

6	VORNADO REALTY TRUST	2015 PROXY STATEMENT

Our Corporate Governance Framework

Vornado is committed to effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced independent Trustees the structure necessary to provide oversight, advice and counsel to the Company.

Governance Changes

Our Company has a long history of engaging with shareholders. Our simplification and focus strategy shows the importance we place on their views. In light of recent shareholder input, our Board and, in particular, our Corporate Governance and Nominating Committee, determined to begin a broader shareholder communication program in part to gain greater insight into, and engage in discussions regarding, corporate governance matters. In response to the input from our shareholders and advisory firms, we have recently implemented a number of changes to our governance policies. These changes include:

■
Increasing the powers and authority of our Lead Trustee to more closely reflect currently evolving best practices.

■
Increasing Trustee equity ownership requirements to five times (from four times) their annual retainer.

■
Designating an additional member of the Compensation Committee to be an "audit committee financial expert."

■
Adopting an anti-hedging policy.

■
Adopting a claw-back policy.

Our outreach program is continuing.

Corporate Governance at a Glance

Board Independence

■
Seven out of nine of our Trustees are independent.

■
Our only non-independent Trustees are our current and former CEOs who have extensive and valuable experience with our Company.

■
Our Board members have significant personal investments in our Company and engage in robust and open debates concerning all significant matters affecting our Company.

Board Composition

■
Currently the Board has fixed the number of Trustees at nine.

■
The Board at least annually assesses its performance through Board and committee self-evaluation as well as an evaluation of each specific member.

■
The Corporate Governance and Nominating Committee leads the full Board in considering Board competencies and refreshment.

Board Committees

■
We have four committees—Audit, Compensation, Corporate Governance and Nominating, and Executive.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	7
■
With the exception of the Executive Committee (our Chairman and CEO serves on this Committee) all other Committees are composed entirely of independent Trustees.

Leadership Structure

■
Our Chairman is the CEO of our Company. He interacts closely with our independent Lead Trustee.

■
The independent Board members elect our Lead Trustee annually. Among other duties, our Lead Trustee chairs executive sessions of the independent Trustees to discuss certain matters without management present and approves agenda items and materials sent to the Board.

Risk Oversight

■
Our full Board is responsible for risk oversight, and has designated, and may in the future designate, committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication

■
We encourage open communication and strong working relationships among the Lead Trustee, our Chairman and our other Trustees.

■
Our Trustees have access to, and regularly meet with, senior management and other employees.

■
We actively seek input from our shareholders through our shareholder engagement programs; shareholders can contact our Board, Lead Trustee or management through our website or by regular mail.

■
We host quarterly earnings conference calls to which all shareholders have access.

Trustee Stock Ownership

■
Our Trustees are required to own such number of our common shares as have a value equal to at least five times their annual retainer.

Management Succession Planning

■
Our Corporate Governance and Nominating Committee actively monitors our succession planning.

■
Our Board regularly reviews senior management succession and development plans. Our Board regularly reviews future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances.

■
The Board also reviews and discusses career development plans for individuals identified as high-potential candidates for senior leadership positions and the Board members interact with these candidates in formal and informal settings during the year.

Board Refreshment

■
In the last 12 years, we have added four new members to our Board and four members have departed.

■
Our Board, led by our Corporate Governance and Nominating Committee, actively seeks new Board candidates to consider as potential Board members.

8	VORNADO REALTY TRUST	2015 PROXY STATEMENT

Sustainability and Corporate Responsibility

■
The Board monitors our programs and initiatives on sustainability, environmental matters and social responsibility.

Desirable Characteristics of Trustees

Personal characteristics

■
Integrity and Accountability:  High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.

■
Informed Judgment:  Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.

■
Financial Literacy:  An ability to read and understand financial statements and various other indices for evaluating the Company's performance. Understand financial ratios and other indices for evaluating Company performance.

■
Mature Confidence:  Assertive, responsible and supportive in dealing with others. Respect for others, openness to others' opinions and the willingness to listen.

■
High Standards:  History of achievements that reflect high standards for himself or herself and others.

Core competencies

■
Accounting and Finance:  Experience in financial accounting and corporate finance, especially with respect to the industry in which our Company operates.

■
Business Judgment:  Record of making good business decisions and evidence that he or she will act in good faith and in a manner that is in the best interests of our Company.

■
Strategic Insight:  Record of insight with respect to our industry and market and other trends and conditions and applying such insight to create value or limit risk.

■
Management:  Experience in corporate management. Understand management trends in general and in the areas in which we conduct our business.

■
Crisis Response:  Ability and time to perform during periods of both short-term and prolonged crisis.

■
Industry:  Specialized experience and skills in areas in which the Company conducts its business, including real estate, investments, capital markets and technology relevant to the Company.

■
Local Markets:  Experience in markets in which our Company operates.

■
Leadership:  Understand and possess skills and have a history of motivating high-performing, talented managers.

■
Strategy and Vision:  Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging our management to sharpen its vision.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	9

Commitment to our Company

■
Time and Effort:  Able and willing to commit the time and energy necessary to satisfy the requirements of Board and Board committee membership. Expected to attend and participate in all Board meetings and Board committee meetings for which they are a member. Encouraged to attend all annual meetings of shareholders. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.

■
Awareness and Ongoing Education:  Possess, or be willing to develop, a broad knowledge of both critical issues affecting our Company (including industry-, technology- and market-specific information), and Trustee's roles and responsibilities (including the general legal principles that guide Board members).

■
Other Commitments:  In light of other existing commitments, ability to perform adequately as a Trustee and a willingness to do so.

■
Stock Ownership:  Complies with the Company's equity ownership requirements.

Team and Company considerations

■
Balancing the Board:  Contributes talent, skills and experience to the Board as a team to supplement existing resources and provide talent for future needs.

■
Diversity:  Contributes to the Board in a way that can enhance perspective and judgment through diversity in gender, age, background, geographic origin and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these listed factors.

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

The following chart summarizes the competencies currently represented on our Board; the details of each Trustee's competencies are included in each Trustee's profile.

Competency/Attribute	Roth	Beinecke	Kogod	Fascitelli	Lynne	Mandelbaum	Tisch	West	Wight

Operating	x	x	x	x	x	x	x		x
Public company experience	x	x	x	x	x	x	x	x	x
Industry expertise	x		x	x		x	x		x
Financial literacy	x	x	x	x	x	x	x	x	x
Experience over several business cycles	x	x	x	x	x	x	x	x	x
Capital markets expertise	x	x	x	x		x	x	x	x
Investment expertise	x	x	x	x	x	x	x	x	x
Risk/crisis management	x	x	x	x	x	x	x	x	x
Accounting expertise	x		x				x	x
Government/business conduct/legal	x	x	x	x		x		x	x

COMMITTEES OF THE BOARD OF TRUSTEES

The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Other than the Executive Committee, each committee is comprised solely of independent Trustees.

The Board held 10 meetings during 2014. Each Trustee attended at least 75% of the combined total of the meetings of the Board and all committees on which he or she served during 2014.

10	VORNADO REALTY TRUST	2015 PROXY STATEMENT

In addition to full meetings of the Board, non-management Trustees met five times in sessions without members of management present. Mr. Wight, as Lead Trustee, acts as presiding member during these non-management sessions. We do not have a policy with regard to Trustees' attendance at Annual Meetings of Shareholders. All of our Trustees serving at the time of our 2014 Annual Meeting of Shareholders were present at the meeting.

Executive Committee

The Executive Committee possesses and may exercise certain powers of the Board in the direction of the management of the business and affairs of the Company. The Executive Committee consists of three members, Mr. Roth, Ms. Beinecke and Mr. Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2014.

Audit Committee

The Audit Committee held six meetings during 2014. The members of the Audit Committee are Dr. West, as Chairman, Mr. Kogod and Mr. Tisch.

The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements and responsibilities of the Audit Committee, among other matters. The Audit Committee Charter is available on our website (www.vno.com). The Board has determined that all existing Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy. In addition, at all times, at least one member of the Audit Committee has met the NYSE standards for financial management expertise.

The Board has determined that each of Dr. West and Mr. Tisch is an "audit committee financial expert," as defined by SEC Regulation S-K, and thus has at least two such experts serving on its Audit Committee. The Board reached this conclusion based on the relevant experience of each of Dr. West and Mr. Tisch, including as described above under "Biographies of our Trustees."

The Audit Committee's purposes are to: (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence and (d) the performance of the independent registered public accounting firm and the Company's internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com).

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting and administration of awards under the Company's omnibus share plans. The committee, which held five meetings during 2014, consists of the following members: Mr. Lynne, as Chairman, Dr. West and Mr. Tisch. All members of the Compensation Committee have been determined by the Board to be independent. The Board has adopted a written Compensation Committee Charter which is available on our website (www.vno.com).

Compensation decisions for our executive officers are made by the Compensation Committee. Decisions regarding compensation of other employees are made by our Chief Executive Officer and are subject to review

2015 PROXY STATEMENT	VORNADO REALTY TRUST	11

and approval of the Compensation Committee. Compensation decisions for our Trustees are made by the Compensation Committee and/or the full Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company's Secretary and/or other members of management. Compensation Committee meetings are attended from time to time by members of management at the invitation of the Compensation Committee. The Compensation Committee's Chairman reports the committee's determination of executive compensation to the Board. The Compensation Committee has authority under its charter to elect, retain and approve fees for, and to terminate the engagement of, compensation consultants, special counsel or other experts or consultants as it deems appropriate to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid by us to outside consultants to ensure that such consultants maintain their objectivity and independence when rendering advice to the committee. The Compensation Committee may receive advice from compensation consultants, special counsel or other experts or consultants only after consideration of relevant factors related to their fees, services and potential conflicts of interests, as outlined in the Compensation Committee's Charter.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) "Non-Employee Directors" for the purposes of SEC Rule 16b-3; and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code. Currently, all members of the Compensation Committee meet these criteria.

See "Compensation Discussion and Analysis" below for a discussion of the role of executive officers in determining or recommending compensation for our executive officers. We have also included under "Compensation Discussion and Analysis" a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or Trustee compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, which met one time during 2014, consists of Ms. Beinecke, as Chair, and Messrs. Mandelbaum and Wight. In addition, during 2014, members of the Corporate Governance and Nominating Committee led several discussions of governance matters with the full board. Further, in the past year Ms. Beinecke (and/or members of management) met in person or telephonically with several significant shareholders to discuss our governance practices. Each of Ms. Beinecke and Messrs. Mandelbaum and Wight has been determined by the Board to be independent. The Board has adopted a written Corporate Governance and Nominating Committee Charter which is available on our website (www.vno.com). The committee's responsibilities include the selection of potential candidates for the Board and the development and review of our governance principles. It also reviews Trustee compensation and benefits, and oversees annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company's Corporate Governance Guidelines and as are set forth below. The committee is then responsible for recommending to the Board a slate of candidates for Trustee positions for the Board's approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members; however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Alan J. Rice, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019, and will evaluate any such recommendations using the criteria set forth in the Corporate Governance and Nominating Committee Charter and our Corporate Governance Guidelines.

12	VORNADO REALTY TRUST	2015 PROXY STATEMENT

LEAD TRUSTEE

On February 12, 2015, our independent Trustees elected Mr. Wight to serve as Lead Trustee for a one-year term. The responsibilities and duties of the Lead Trustee are described in our Corporate Governance Guidelines. They include the following authorities and responsibilities:

■
presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Trustees;

■
serving as liaison between the Chairman and the independent Trustees;

■
consulting with the Chairman regarding, and approving,

  ■
  the schedule of Board meetings,

  ■
  Board meeting agenda items, and

  ■
  materials sent in advance of Board meetings; and

■
calling meetings of the independent Trustees when necessary and appropriate.

In addition, if requested by major shareholders, the Lead Trustee will ensure that he is available for consultation and direct communication.

BOARD LEADERSHIP STRUCTURE

Our Board is deeply focused on our corporate governance practices. We value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that all of our Trustees are independent, except our current and former Chief Executive Officers. In addition, all of the members of our Board's committees, except the Executive Committee, are independent.

Our Board of Trustees has an active, independent Lead Trustee and the positions of Chairman and Chief Executive Officer are held by the same person, Mr. Roth. Our Board believes that its current leadership structure, in which the roles of Chairman and CEO are held by one person, is best for Vornado and its shareholders at this time. Steven Roth is our Chairman and CEO. In his dual role, Mr. Roth uses the in-depth focus and perspective gained in building and running our Company for over 30 years through many real estate cycles to effectively and efficiently guide our Board. He fulfills his responsibilities in chairing a very independent board through close interaction with our Lead Trustee, Russell B. Wight, Jr., who was elected to serve in that capacity by the independent Trustees of our Board.

In reaching the conclusion that the roles of Chairman and CEO should be held by one person, the Board considered views expressed by its shareholders and other constituents, as expressed in shareholder votes and in direct outreach with shareholders and other constituents, and the particular circumstances affecting the Company. The Board concluded that Mr. Roth, as a well-seasoned leader with a track record of leading the Company over a long period of growth in shareholder value, is the best person to continue to lead the Board. The Board also considered the actual Board relationships and determined that there is actual and effective independent oversight of management with Mr. Wight serving as independent Lead Trustee, providing significant independent oversight of the Board and the Board as a whole, being overwhelmingly comprised of members independent of management, also serving as an actual and effective independent voice.

The strong working relationships among the Lead Trustee, Chairman and other Trustees are supported by a board governance culture that fosters open communications among the members, both during meetings and in the intervals between meetings. Open communication is important to develop an understanding of issues, promote appropriate oversight, and encourage the frank discussion of matters essential to leading a complex and dynamic enterprise.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	13

THE BOARD'S ROLE IN RISK OVERSIGHT

While day-to-day risk management is primarily the responsibility of the Company's senior management team, the Board of Trustees is responsible for the overall supervision of the Company's risk management activities. The Board's oversight of the material risks faced by our Company occurs at both the full Board level and at the committee level. The Board's role in the Company's risk oversight process includes receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within our organization or in connection with other management-prepared presentations of risk to enable the Board (or committee, as applicable) to understand our risk identification, risk management and risk mitigation strategies. By "risk owner," we mean that person or group of persons who is or are primarily responsible for overseeing a particular risk. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reports to the full Board its conclusions as a partial basis for further discussion by the full Board. This enables the Board and the applicable committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition to the Board's review of risks applicable to the Company generally, the Board conducts an annual strategic and personnel review.

*  *  *  *  *

Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.vno.com).

14	VORNADO REALTY TRUST	2015 PROXY STATEMENT

PRINCIPAL SECURITY HOLDERS

The following table lists the number of Shares and Units beneficially owned, as of March 23, 2015, by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the "Operating Partnership"), (ii) Trustees of the Company, (iii) the executive officers of the Company defined as "Named Executive Officers" in "Executive Compensation" below, and (iv) the Trustees and all executive officers of the Company as a group. Unless otherwise specified, "Units" are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company's ownership of Units is not reflected in the table but is described in footnotes (1) and (2).

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)(2)	Percent of All Shares(1)(2)(3)	Percent of All Shares and Units(1)(2)(4)

Named Executive Officers and Trustees
Steven Roth(5)(6)(7)(8)	(9)	9,533,147	5.04%	4.76%
David Mandelbaum(5)(8)(10)	(9)	9,056,724	4.81%	4.54%
Russell B. Wight, Jr.(5)(8)(11)	(9)	6,020,481	3.20%	3.02%
Michael D. Fascitelli(7)(8)(12)	(9)	2,688,514	1.42%	1.34%
Robert P. Kogod(8)(13)	(9)	2,058,189	1.09%	1.03%
David R. Greenbaum(7)(8)(14)	(9)	658,903	*	*
Mitchell N. Schear(7)(8)	(9)	234,032	*	*
Michael J. Franco(7)(8)	(9)	99,575	*	*
Richard R. West(8)(15)	(9)	32,155	*	*
Michael Lynne(8)	(9)	9,414	*	*
Daniel R. Tisch(8)	(9)	9,052	*	*
Candace K. Beinecke(8)	(9)	8,435	*	*
Stephen Theriot(8)	(9)	3,344	*	*
All Trustees and executive officers as a group (15 persons)(7)(8)	(9)	19,765,354	10.29%	9.77%
Other Beneficial Owners
The Vanguard Group, Inc.(16)	100 Vanguard Blvd Malvern, PA 19355	22,177,950	11.79%	11.11%
Vanguard Specialized Funds—Vanguard REIT Index Fund(17)	100 Vanguard Blvd Malvern, PA 19355	12,537,407	6.66%	6.28%
BlackRock, Inc.(18)	40 East 52nd Street New York, NY 10022	15,878,138	8.44%	7.95%
Cohen & Steers, Inc.(19)	280 Park Avenue New York, NY 10017	13,720,417	7.29%	6.87%

*Less than 1%.

(1)
Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 188,160,623 Shares and 11,490,482 Units (other than Units held by the Company) outstanding as of March 23, 2015.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	15

(2)
In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 94% of the Units of, the Operating Partnership as of March 23, 2015 (one Unit for each Share outstanding). Generally, any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, cash or one Share for each Unit tendered, subject to customary anti-dilution provisions (the "Unit Redemption Right"). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)
The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)
The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of Company or Operating Partnership securities for or into Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)
Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the three general partners, owns 5,603,548 Shares. These Shares are included in the total Shares and the percentage of class for each of them. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

(6)
Includes 3,873 Shares owned by the Daryl and Steven Roth Foundation over which Mr. Roth holds sole voting power and sole investment power. Does not include 37,299 Shares owned by Mr. Roth's spouse, as to which Mr. Roth disclaims any beneficial interest.

(7)
The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—720,846; Michael D. Fascitelli—720,846; David R. Greenbaum—202,841; Mitchell N. Schear—152,203; Michael J. Franco—65,750; and all Trustees and executive officers as a group—2,227,164.

(8)
The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested and redeemable restricted units (as described below) as indicated: Steven Roth—82,506; David Mandelbaum—4,338; Russell B. Wight, Jr.—4,338; Michael D. Fascitelli—106,349; Robert P. Kogod—4,338; David R. Greenbaum—24,354; Mitchell Schear—21,145; Michael J. Franco—11,589; Richard R. West—3,730; Michael Lynne—7,142; Daniel R. Tisch—4,052; Candace K. Beinecke—6,879; Stephen W. Theriot—0; and all Trustees and executive officers as a group—345,072. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested or unredeemable restricted units as indicated: Steven Roth—118,405; David Mandelbaum—2,678; Russell B. Wight, Jr.—2,678; Michael D. Fascitelli—65,460; Robert P. Kogod—2,678; David R, Greenbaum—58,302; Mitchell N. Schear—48,866; Michael J. Franco—85,472; Richard R. West—2,678; Michael Lynne—2,678; Daniel R. Tisch—2,678; Candace K. Beinecke—2,678; Stephen Theriot—8,442; and all Trustees and executive officers as a group—484,482. The number of Shares or Units beneficially owned by the following persons also includes the number of earned and vested Outperformance Plan Units ("OPP Units") as indicated: Steven Roth—16,646; David R. Greenbaum—3,329; Mitchell N. Schear—3,027; Michael J. Franco—3,027; Stephen Theriot—0 and all Trustees and executive officers as a group—32,083. The number of Shares or Units beneficially owned by the following persons does not include the number of unearned and unvested OPP Units as indicated: Steven Roth—429,299;

16	VORNADO REALTY TRUST	2015 PROXY STATEMENT

  David R. Greenbaum—115,745; Mitchell N. Schear—82,153; Michael J. Franco—108,423; Stephen Theriot—14,541 and all Trustees and executive officers as a group—900,316.

(9)
The address of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)
Of these Shares, 2,909,252 are held in a partnership of which the general partner is Mr. Mandelbaum and the limited partners are Mr. Mandelbaum and trusts for the benefit of Mr. Mandelbaum and his issue. In addition, 122,002 of these Shares are held in trusts for the benefit of Mr. Mandelbaum's grandchildren.

(11)
Includes 11,907 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 16,575 Shares owned by the spouse and children of Mr. Wight as to which Mr. Wight disclaims any beneficial interest.

(12)
The number of Shares beneficially owned by Mr. Fascitelli includes 67,537 Shares held by a limited partnership and 105,191 Shares held in a limited liability company and does not include 3,150 Shares owned by his children as to which Mr. Fascitelli disclaims any beneficial interest.

(13)
Includes 1,201,517 Units held through corporations (individually or jointly with spouse). Excludes 188,972 Shares/Units held by spouse as to which Mr. Kogod disclaims any beneficial interest.

(14)
Includes 49,817 Units held by a limited liability company and 46,123 Shares held in grantor trusts and 8,260 Shares held in a family trust. Excludes 53,960 Shares and 3,040 Units held by his children and 12,948 Units held by his spouse as to which Mr. Greenbaum disclaims any beneficial interest.

(15)
Dr. West and his wife own 3,231 of these Shares jointly. Also included are 1,433 Shares that may be acquired upon conversion of 1,000 Series A preferred shares of beneficial interest owned by Dr. West.

(16)
According to an amendment to Schedule 13G filed on February 9, 2015.

(17)
According to an amendment to Schedule 13G filed on February 4, 2015.

(18)
According to an amendment to Schedule 13G filed on January 12, 2015.

(19)
According to an amendment to Schedule 13G filed on February 17, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such Trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that there were no filing deficiencies under Section 16(a) by our Trustees, executive officers and 10% shareholders in the year ended December 31, 2014 that were not reported in the proxy statement for our 2014 Annual Meeting of Shareholders.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	17

COMPENSATION DISCUSSION AND ANALYSIS

Approach of this Compensation Discussion and Analysis Section

This Compensation Discussion and Analysis, or "CD&A," describes our executive compensation program for fiscal year 2014, certain elements of our 2015 program and the executive pay philosophy adhered to by our Compensation Committee in making executive compensation decisions. We use our executive compensation program to attract, retain and appropriately reward the members of our senior executive management team who lead our Company. In particular, this CD&A explains how the Compensation Committee made 2014 compensation decisions for our senior executive management team, including the following named executive officers (the "Named Executive Officers" or "NEOs"):

■
Steven Roth, Chairman and Chief Executive Officer (our "CEO")

■
Stephen W. Theriot, Chief Financial Officer

■
David R. Greenbaum, President, New York Division

■
Michael J. Franco, Executive Vice President and Co-Head of Acquisitions and Capital Markets (currently, Chief Investment Officer)

■
Mitchell N. Schear, President, Vornado/Charles E. Smith Washington, DC Division

Under the rules and regulations of the SEC, each year the "Summary Compensation Table" must disclose the salary paid during that year. Because the equity we grant in any one year is awarded in recognition of performance in the prior year, the SEC's approach requires that we disclose our equity awards granted in respect of 2013 performance on the 2014 line in the Summary Compensation Table. Although we believe the most appropriate disclosure of our executive compensation would combine the annual cash compensation granted in 2014 (for instance) with the equity-based compensation paid in 2015 for 2014 performance, the rules and regulations do not permit that. In other words, we grant our annual incentives and equity-based compensation and make our compensation decisions retrospectively—in the first quarter of a fiscal year for the actual performance of an executive in the just-then-completed prior year. To more accurately present our compensation information in line with how our decisions are actually made (as described in more detail below under "—Comparison of 2012-2014 Total Direct Compensation"), the following discussion of compensation is with respect to both the annual incentive paid in a stated year combined with the equity being granted following the close of that applicable year after performance has been assessed.

Executive Summary

Performance

During 2014, we recorded strong financial and share price performance results in both absolute and relative terms.

■
We achieved double-digit total return to shareholders (TSR) of 36.4% and growth in comparable funds from operations of 9.3%.

■
Our TSR of 36.4% outperformed both the TSR of the FTSE NAREIT Office Index of 25.9% and the Morgan Stanley REIT Index of 30.4%.

■
Since the beginning of 2014, we have made significant progress implementing our simplification and focus strategy by spinning off our retail strip shopping centers and malls business into Urban Edge Properties (NYSE: UE) in January 2015 and by selling over $900 million of non-core or non-strategic assets and by purchasing $850 million of high-quality assets in New York City (including $700 million in Manhattan).

18	VORNADO REALTY TRUST	2015 PROXY STATEMENT
■
We cut general and administrative expense before severance and deferred compensation expense (which is offset by an equivalent amount of investment income) by 3.2%.

Overview of Compensation Approach

Certain key elements of our overall approach to compensation are designed to:

■
Provide for an annual incentive award that is performance-based with a formulaic threshold and a cap.

■
Set a target for our senior management team that 50% of their equity compensation (other than grants subject to time-based vesting in lieu of cash bonus) should be in the form of performance-based equity awards.

■
Have equity ownership guidelines for senior management and our Trustees.

■
Provide for "double trigger" acceleration of the vesting of any unvested equity awards in connection with a change of control (previously, awards had a "single trigger").

As an indication of the positive response of our shareholders to our approach, at our 2014 Annual Meeting approximately 94% of the votes cast on our advisory vote on executive compensation were cast FOR our compensation program. Our Compensation Committee considered the results of the 2014 votes and has continued our compensation program design which it believes embodies shareholder-friendly practices.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	19

Shareholder-Friendly Aspects of the Current Program

WHAT WE DO	WHAT WE DON'T DO

✓ Pay for Performance. We place a heavy emphasis on performance-based compensation. Our annual bonus plan is formula-driven. Both the minimum and maximum amount that may be funded is derived directly from specified quantifications of our Comparable FFO (as defined below) performance. Our annual equity grants are significantly tied to rigorous absolute and relative TSR-performance goals.	Ø No Golden Parachute for our CEO. Mr. Steven Roth, our CEO, does not have any contractual severance arrangement with the Company.

✓ Equity Ownership Guidelines. We require our CEO, other Named Executive Officers and our Trustees to hold equity in the Company equal to 6x, 3x and 5x, respectively, their annual base salary or retainer.	Ø No Gross-Ups for Excess Parachute Payments. We have never had any arrangements requiring us to gross-up compensation to cover taxes owed by executives.

✓ Double Trigger Equity Acceleration Upon Change-of-Control. Beginning with grants made in 2012, we require a "double trigger" for acceleration of vesting of outstanding grants following a change of control.	Ø No Grant of Options. We have not granted our senior executives stock options since grants made in 2011 for performance in 2010.
✓ Independent Compensation Consultant. Our Compensation Committee uses the consulting firm of Towers Watson which provides no other services to the Company.	Ø Limited Retirement Benefits. We do not maintain a pension plan. Executives participate in a 401(k) plan and also may participate in an elective deferral plan with no match.
✓ Compensation Risk Assessment. We conduct an annual compensation risk assessment.	Ø No Excess Perquisites. We have no supplemental executive retirement plans, club memberships or other significant perquisites other than the use of a company car and driver.
✓ Clawbacks. We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.	Ø No Repricing of Options. Our 2010 Omnibus Share Plan does not permit the repricing of options without shareholder approval. Vornado has never repriced options.

Ø No Hedging or Pledging. Our Trustees and senior executives are prohibited from hedging or engaging in any derivatives trading with respect to Company Shares and none of our Trustees or senior executives has any pledge of their Shares.

Objectives of Our Executive Compensation Program

We believe that the quality, skills and dedication of our Named Executive Officers are critical factors that affect the long-term value of the Company. Accordingly, one of the fundamental objectives of our Compensation Committee is to ensure we provide a comprehensive compensation program that aids us in our efforts to attract, retain and appropriately reward a "best-in-class" executive management team. Such a program is critical to our achieving continued success in the highly-competitive commercial real estate industry. To better align the interests of our executive officers with those of our shareholders in a pay-for-performance setting, a significant portion of each executive's total compensation is variable through a combination of performance-based, short- and long-term incentives, which are described in more detail below.

20	VORNADO REALTY TRUST	2015 PROXY STATEMENT

In sum, the objectives of our executive compensation program are to:

■
Retain a highly-experienced, "best-in-class" team of executives who have worked together as a team for a long period of time and who make major contributions to our success.

■
Attract other highly qualified executives to strengthen that team as needed.

■
Motivate our executives to contribute to the achievement of company-wide and business-unit goals as well as pursue individual goals.

■
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

■
Align the interests of executives with shareholders by linking payouts under annual incentives to performance measures that promote the creation of long-term shareholder value.

■
Achieve an appropriate balance between risk and reward in our compensation programs that does not encourage excessive or inappropriate risk-taking.

Our executive compensation program is intended to reward the achievement of annual, long-term and strategic goals of both the Company and the individual executive. In order to achieve these intentions, our executive compensation program includes both fixed and variable components, as well as annual and long-term components, as described below. In particular, for our Chairman and CEO, a majority of his compensation has been provided in the form of equity compensation subject to multi-year TSR performance (OPP units) and/or time-based vesting provisions designed to ensure that the value of his compensation ultimately realized is based on our share price performance, further aligning his interests with those of the Company and its shareholders.

We believe the effectiveness of our compensation program in creating alignment of management and shareholder interests has contributed to our long-term performance, as evidenced by our TSR for the 10-year period through 2014 of 131.1%, which outperformed the TSR of the Morgan Stanley REIT Index of 122.2% and that of the S&P 500 of 109.5% over the same time period. In addition, our one-year TSR for 2014 was 36.4% and for 2013 was 14.7%. Nonetheless, the aggregate compensation of our CEO for 2014 as reflected in the "Total Direct Compensation Table" in this proxy statement was up by 33.7% compared to 2013 and was flat for 2013 compared to 2012. In the aggregate over the two years of 2013 and 2014, our TSR was up 51.1% compared to an increase in the compensation of our CEO of 33.8%.

How Pay Aligns with Performance

2014 Performance Metrics Considered

For 2014 compensation, among the factors considered, both objectively and subjectively, were the changes in the Company's and the applicable division's operating and performance results during the year (Comparable EBITDA, Comparable FFO and FFO), our TSR for the year, and the factors mentioned below. Increases or decreases in pay and allocations for 2014, 2013 and 2012 of various compensation elements to our Named Executive Officers were based, in part, upon the results of our review of these factors. EBITDA means earnings before interest, taxes, depreciation and amortization, Comparable EBITDA means EBITDA as adjusted to exclude discontinued operations and exclude non-comparable gains and losses, impairments and non-real estate related items. FFO means funds from operations as defined by the National Association of Real Estate Investment Trusts (NAREIT). Comparable FFO (or CFFO) means FFO as adjusted to exclude non-comparable gains and losses, impairments and non-real estate related items. Each of these metrics is provided in our regular annual and quarterly reports as well as reconciliations to the most comparable metric presented in GAAP. Although they are non-GAAP metrics, we use these metrics in making our compensation decisions because they facilitate meaningful comparisons in operating performance between periods and among our peers. TSR means our total shareholder return (including dividends) for a given period. Our Comparable EBITDA, Comparable FFO, FFO and TSR for 2014, 2013 and 2012 are presented below.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	21

Metrics Considered
(amounts in thousands of dollars, other than percentages)

	2014	2013	2012

Comparable EBITDA	1,672,096	1,606,441	1,459,008
Comparable FFO	980,252	896,539	748,699
FFO	911,130	641,037	818,565
1-year TSR	36.4%	14.7%	9.2%

In determining annual incentive and long-term equity compensation levels earned for 2014, our Compensation Committee sought to find a balance among (i) appropriately rewarding the significant operational achievements by the Company during the year, as highlighted above, (ii) ensuring annual incentive, long-term equity and total compensation levels were in line with the prevailing competitive market and adequate to address our recruitment and retention needs in a highly-competitive commercial real estate industry where we actively compete for business opportunities and executive talent and (iii) maintaining a balanced compensation program designed to foster alignment of management and shareholder interests in a manner that reflects evolving market "best practices" as well as views of our shareholders. Although the above factors are considered in determining aggregate compensation, no numerical weight is attributed to any one factor.

Alignment of Pay with Performance

Our Compensation Committee made compensation decisions for 2014 in line with our pay-for-performance philosophy.

■
Base salaries were maintained at 2012 levels to focus on the performance-oriented components of compensation.

■
For our CEO, approximately 50% of his equity grants were in the form of performance-based equity.

■
For our other NEOs, in the aggregate, approximately 50% of their equity grants were in the form of performance equity (other than grants in lieu of cash bonus).

To demonstrate the alignment of our compensation philosophy with performance, the following chart illustrates how our CEO's Total Direct Compensation (as defined below under "—Comparison of 2012-2014 Total Direct Compensation") compares to our Comparable FFO for the applicable year.

(Comparable FFO in thousands)

22	VORNADO REALTY TRUST	2015 PROXY STATEMENT

To demonstrate how the mix of our executive pay is designed to align the executive's and shareholders' interests, the following charts show the mix of our CEO's and other NEOs' pay among cash, annual grants of time-vesting equity (including equity in lieu of cash bonus) and performance-based equity.

CEO Pay Mix (2014)	Other NEO Pay Mix (2014)

How We Determine Executive Compensation

Our Compensation Committee determines compensation for our Named Executive Officers and is comprised of three independent trustees, Michael Lynne (Chairman), Daniel R. Tisch and Dr. Richard R. West. Our Compensation Committee exercises independent judgment with respect to executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to our executives pursuant to our 2010 Omnibus Share Plan. Our Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website (www.vno.com).

We make our compensation decisions generally in the first quarter of a fiscal year. These decisions cover the prior year and are based on the prior year's performance by the Company and/or division or functional area and applicable executive. In addition, in the first quarter of a fiscal year, we establish that year's performance threshold for our formula-based, short-term annual incentive program.

Our decisions on compensation for our Named Executive Officers are based primarily upon our assessment of each executive's leadership, operational performance and potential to enhance long-term shareholder value. For our CEO, this assessment is made by the Compensation Committee. For our other Named Executive Officers, this assessment is initially made by our CEO subject to the review and approval of the Compensation Committee. Our annual, short-term incentive program provides for a minimum performance threshold for, and a cap on, a bonus pool comprising the aggregate dollar value of annual incentive awards we can make to our senior executive management team. We believe that this method, as opposed to an entirely formulaic method of determining compensation, provides us with the ability to adjust compensation based on a number of performance factors affecting an individual executive within a formulaic cap. It also has the added benefit of reducing the risk to the Company that could potentially be associated with entirely formulaic compensation decisions. Key factors we consider when making annual compensation decisions include: actual performance compared to the financial, operational and strategic goals established for the Company or the executive's operating division at the beginning of the year; the nature, scope and level of responsibilities; the contribution to the Company's financial results, particularly with respect to key metrics such as Comparable EBITDA, FFO, Comparable FFO and TSR for the year; and the executive's contribution to the Company's commitment to corporate responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies. These factors may be considered on an absolute and/or relative basis with respect to other companies or indices.

In determining individual pay levels and opportunities, we also consider each executive's current salary and prior-year bonus (or annual incentive award), the value of an executive's equity stake in the Company, and the appropriate balance between incentives for long-term and short-term performance and the compensation paid

2015 PROXY STATEMENT	VORNADO REALTY TRUST	23

to the executive's peers within the Company. We also consider competitive market compensation paid by other companies that operate in our business or that compete for the same talent pool, such as other S&P 500 REITs, other real estate companies operating in our core markets and, in some cases, investment banking, hedge fund and private equity firms. However, we do not formulaically tie our compensation decisions to any particular range or level of total compensation paid to executives at these companies.

In addition, we encourage alignment with shareholders' interests through long-term, equity-based compensation. We apportion cash payments and equity incentive awards as we think best in order to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for executives and other employees. The factors we consider in evaluating compensation for any particular year may not be applicable to determinations in other years. Typically, our Chairman and CEO receives a higher proportion of his compensation in the form of equity than other Named Executive Officers who, in turn, receive a higher proportion of their compensation in the form of equity than our other employees. This allocation is based on (1) the relative seniority of the applicable executives and (2) a determination that the applicable executives should have a greater proportion of their compensation in a form that further aligns their interests with those of shareholders. We regularly review our compensation program to determine whether we have given the proper incentives to our Named Executive Officers to deliver superior performance on a cost-effective basis and for them to continue their careers with us.

Role of the Corporate Governance and Nominating Committee, the Compensation Committee, the Chairman and CEO

The Corporate Governance and Nominating Committee of our Board is responsible for evaluating potential candidates for Chairman and CEO, and for overseeing the development of executive succession plans. The Compensation Committee of our Board (1) reviews and approves the compensation of our executive officers and other employees whose total cash compensation exceeds $200,000 per year, (2) oversees the administration and implementation of our incentive compensation and other equity-based awards, and (3) regularly evaluates the effectiveness of our overall executive compensation program.

As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for our Chairman and CEO and our other Named Executive Officers. The Compensation Committee evaluates the performance of our Chairman and CEO and sets his compensation. Our Chairman and CEO and the Compensation Committee together assess the performance of our other senior executives and determine their compensation, based on the initial recommendations of our Chairman and CEO. The other Named Executive Officers do not play a role in determining their own compensation, other than discussing individual performance objectives with our Chairman and CEO.

In support of these responsibilities, members of our senior executive management team, in conjunction with other senior executives, have the initial responsibility of reviewing the performance of the employees reporting to him or her and recommending compensation actions for such employees.

This process involves multiple meetings among our Chairman and CEO, our Compensation Committee and our Compensation Committee's compensation consultants. Typically, in the third and fourth quarters of each year, these parties meet to discuss and establish an overall level of compensation for the year and the base compensation for the following year. For 2014, as has been our historical practice, our Chairman and CEO obtained individual recommendations from division heads as to compensation levels for those persons reporting to the division heads. These recommendations are discussed among our Chairman and CEO and the division heads prior to a recommendation being presented to the Compensation Committee. For our senior executive management team, other than our Chairman and CEO, recommendations are prepared based upon discussions among the Compensation Committee and our Chairman and CEO. These recommendations are based upon our objectives described above and may include factors such as information obtained from compensation consultants. Our Chairman and CEO discuss these recommendations with our other senior executives in one-on-one meetings. After these discussions, certain allocations or other aspects of compensation may be revised to some degree and the revised recommendations are presented to the Compensation Committee for discussion and review and, ultimately, through a continued process, approval. The compensation of our Chairman and CEO is determined in accordance with a similar process involving direct discussions among the Compensation Committee, our Chairman and CEO and the Compensation Committee's compensation consultants.

24	VORNADO REALTY TRUST	2015 PROXY STATEMENT

Role of Compensation Consultants

Our Compensation Committee has retained Towers Watson & Co. ("Towers Watson") as its independent compensation consulting firm to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. Towers Watson regularly participates in Compensation Committee meetings. Our Compensation Committee has the authority to set Towers Watson's compensation and to replace Towers Watson as its independent outside compensation consultant or hire additional consultants at any time. Towers Watson does not otherwise provide any additional services either to our Compensation Committee or the Company. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Company, has affirmatively determined that no conflict of interest has arisen in connection with the work of Towers Watson as compensation consultant for the Compensation Committee.

For 2014 compensation decisions, Towers Watson prepared, among other reports, an analysis of compensation levels and performance using the metrics described below at the following companies that it identified as peer companies within the context of the executive pay philosophy of the Compensation Committee: American Tower Corporation; Boston Properties, Inc.; CB Richard Ellis Group, Inc.; Equity Residential; General Growth Properties, Inc.; HCP, Inc.; Health Care REIT, Inc.; Host Hotels & Resorts, Inc.; Kimco Realty Corporation; ProLogis; Public Storage; Simon Property Group, Inc.; SL Green Realty Corp.; and Ventas, Inc. Our Compensation Committee has elected to use the foregoing executive compensation peer group, as the competitive landscape in which we compete for investment capital and executive talent is comprised of other publicly-traded REITs as well as real estate operating companies. Additionally, as many of our competitors in the markets in which we operate, particularly with respect to our New York division, are asset managers not structured as REITs and private entities such as real estate opportunity funds, sovereign wealth funds and pension funds, among others, our Compensation Committee, from time to time has also considered compensation levels and trends amongst our non-public competitors as obtained from surveys and other proprietary data sources.

Consistent with prior years, the Compensation Committee reviewed and discussed the analyses prepared by Towers Watson, and determined that the analyses were useful in indicating that the compensation opportunities awarded to executive officers are in line with the prevailing competitive market. Furthermore, realized awards duly reflect the performance of the Company and shareholder value created.

From time to time, the Company also engages the services of FTI Consulting, Inc., as a compensation consultant, to provide assistance with gathering and presenting third-party data used in determining industry or market-specific results.

Analysis of Risk Associated with Our Executive Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our executive compensation program and the Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking for the reasons stated below.

We structure our pay to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance.

The variable portions of compensation (cash incentive and equity) are designed to encourage and reward both short- and long-term corporate performance. For short-term performance, cash incentives are awarded based on the formulaic funding of our annual incentive pool and assessments of performance during the prior year. For long-term performance, our options, restricted shares, restricted units, awards under our outperformance plan ("OPP") and other equity awards generally vest over three, four or five years and only have value (in the case of awards such as options, restricted units or OPP awards) or only increase in value (in the case of awards such as restricted shares) if our Share price increases over time. Furthermore, with regard to grants of OPP awards made since 2013, we require members of senior management to hold the equity received with respect to earned and vested awards for one additional year after they have vested. We believe that these

2015 PROXY STATEMENT	VORNADO REALTY TRUST	25

variable elements of compensation are a sufficient percentage of total compensation to provide incentives to executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so. We and our Compensation Committee also believe that the mix of formulaic criteria and a non-formulaic evaluation of historic performance provides an incentive for our executives to produce superior performance without the distorting effects of providing a pre-determinable compensation award based on the performance of only one division or business unit or upon other results that may not reflect the long- or short-term results of the Company as a whole.

As demonstrated above, our executive compensation program is structured to achieve its objectives by (i) providing incentives to our Named Executive Officers to manage the Company for the creation of long-term shareholder value, (ii) avoiding the type of disproportionately large short-term incentives that could encourage our Named Executive Officers to take risks that may not be in the Company's long-term interests, (iii) requiring our Named Executive Officers to maintain a significant investment in the Company and (iv) evaluating annually an array of performance criteria in determining executive compensation rather than focusing on a singular metric that may encourage unnecessary risk taking. We believe this combination of factors encourages our Named Executive Officers to manage the Company prudently.

Elements of Our Compensation Program

Our Named Executive Officers' compensation currently has three primary components:

■
annual base salary;

■
annual incentive awards, which include cash payments and/or awards of equity; and

■
long-term equity incentives, which may include restricted units, stock options and long-term incentive performance unit awards such as those awarded under our OPP.

The overall levels of compensation and the allocation among these components are determined annually by our Compensation Committee based upon an analysis of the Company's performance during the year and a review of the prevailing competitive market for executive talent in which we operate. Historically, a substantial majority of the total compensation for our CEO has been in the form of long-term equity awards, including performance-based awards subject to relative performance thresholds such as those awarded under our OPP. These longer-term awards further the Compensation Committee's desire to directly align management and shareholder interests and to provide incentives for each executive to successfully implement our long-term strategic goals.

26	VORNADO REALTY TRUST	2015 PROXY STATEMENT

The components of our compensation program for our senior management can be described as shown in the chart below. As noted below, each component of compensation has been capped.

	Objectives	Key Features

Base Salary	■ Provide an appropriate level of fixed compensation that will promote executive retention and recruitment.	■ Fixed compensation. ■ No executive receives in excess of $1,000,000 of salary.

Annual Incentive Awards

■

Reward achievement of financial and operating goals for a year based on the Compensation Committee's quantitative and qualitative assessment of the executive's contributions to that performance.

■

Typically provide that a portion of such award be in the form of restricted equity to further align an executive's interests with that of shareholders.

■

Variable, short-term cash compensation and time-based equity awards.

■

Funded upon the achievement of a threshold CFFO level.

■

Aggregate pool capped at 1.25% of CFFO.

■

Allocated based on objective and subjective Company, business unit and individual performance.

■

Committee can decide to pay out less than the full amount of the funded pool

Annual Restricted Equity Grants

■

Align the interests of our executives with those of our shareholders.

■

Promote the retention of executives with multi-year vesting.

■

Provide stable long-term compensation as a balance to a risk-taking approach.

■

Equity awards that vest ratably over four years.

■

Awards are capped by the awards available to be issued under our Omnibus Share Plan.

■

Members of senior management receive Restricted Units which require a two-year holding period (regardless of vesting) and a "book-up" event (typically an increase in Share price) to have value.

Performance-Based, Long-Term Incentive Program

■

Promote the creation of long-term shareholder value as the awards will only have value if an appropriate TSR is achieved.

■

Align the interests of our executives with those of our shareholders.

■

Promote the retention of executives with multi-year vesting after they are earned.

■

Variable, performance-based long-term equity compensation.

■

Amount is earned based on a three-year period of absolute and relative TSR performance.

■

Vests over three years once (and if) they are earned.

■

Award capped on value of a fixed number of units and availability under our Omnibus Share Plan.

Annual Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their responsibilities, taking into account the competitive market compensation paid by other companies for similar positions as well as salaries paid to the executives' peers within the Company and any applicable employment agreement. In accordance with our pay-for-performance philosophy, we structure an executive's annual base salary to be a

2015 PROXY STATEMENT	VORNADO REALTY TRUST	27

relatively low percentage of total compensation. There were no increases in our Named Executive Officers' base salary levels for 2014 over that of 2013, nor have there been any increases in our Named Executive Officers' base salary levels for the past several years.

Annual Incentive Awards

Our Compensation Committee has established an annual short-term incentive program for the senior executive management team that formulaically ties a maximum award pool to achieving a Comparable FFO performance threshold. The Company views and, we believe our shareholders view, Comparable FFO as one of the key operating metrics within the REIT industry and, we believe, a primary driver of long-term TSR performance. Under our annual compensation program, members of our senior executive management team, including all of our Named Executive Officers, will have the ability to earn annual cash incentive payments and/or equity awards if and only if the Company achieves Comparable FFO of at least 80% or more of the prior year's Comparable FFO. In the event that the Company fails to achieve Comparable FFO of 80% or more of the prior year's Comparable FFO, no incentive payments would be earned or paid under the program. Moreover, even if the Company does achieve the stipulated Comparable FFO performance requirement under the annual incentive program, the Compensation Committee always retains the right, consistent with best practices, to elect to reduce or make no payments under the program. Our Compensation Committee has elected to use Comparable FFO as the primary metric for our annual incentive award rather than total FFO. Comparable FFO excludes the impact of certain non-recurring items such as income or loss from discontinued operations, the sale or mark-to-market of marketable securities or derivatives and early extinguishment of debt, restructuring costs and non-cash impairment losses, among others, and thus the Compensation Committee believes it provides a better metric than total FFO for assessing management's performance for the year.

Aggregate incentive awards earned under the annual short-term incentive program by our senior executive management team are subject to a cap of 1.25% of Comparable FFO earned by the Company for the year, with individual award allocations under the program determined by the Compensation Committee based on an assessment of individual and overall performance. Performance criteria evaluated by the Compensation Committee when determining individual incentive awards under the annual incentive program, assuming the Company has achieved the required Comparable FFO performance threshold necessary for our senior executive management team to be eligible to earn incentive awards under the program, will include, among others, the following:

■
TSR, both on an absolute basis and relative to the performance of the peer group and the REIT industry;

■
Leasing performance and occupancy levels;

■
Capital markets performance and maintenance of a strong balance sheet;

■
Same store EBITDA;

■
Implementation and achievement of goals, including expense control and adherence to budget; and

■
Achievement of business unit and/or departmental objectives.

Any awards earned under the annual incentive program are payable in cash and/or equity awards, generally in the first quarter of each year for the prior year's performance.

Long-Term Equity Incentives

Compensation is typically awarded to our Named Executive Officers in the form of long-term equity incentives issued under our 2010 Omnibus Share Plan (as may be amended, the "2010 Plan") through performance-based equity awards such as those that may be earned under our OPP and future out-performance plans, grants of stock options and restricted units. The granting of equity awards links a Named Executive Officer's compensation directly to the performance of our Share price. We believe this encourages our NEOs to make business decisions with an ownership mentality.

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OPP Awards.    Our OPP was developed with the guidance and input of FTI Consulting, Inc. (a compensation consultant retained by the Company) and Towers Watson. These performance-based awards are earned over a three-year period which is then followed by back-end vesting requirements (during years three, four and five) to act as a retention device and provide a strong incentive to the executives to increase shareholder value long after they performed the services for which the equity awards were initially granted. In particular, the awards provide for immediate cancellation if the executive voluntarily leaves or is terminated with cause (and, in either case, such person is no longer providing services to the Company or any of its affiliates as an employee, trustee or otherwise), excluding certain outstanding awards held by retirement eligible executives and employees above the age of 65 (or above the age of 60 with at least 20 years of service to the Company). Furthermore, we require members of senior management to hold the equity received with respect to earned and vested awards for one additional year after they have vested.

Our OPP is designed to provide compensation in a "pay for performance" structure. Awards under the OPP are a class of units (collectively referred to as "OPP Units") of the Company's operating partnership, Vornado Realty L.P., issued under our 2010 Plan. If the specific performance objectives of the OPP are achieved, the earned OPP Units become convertible into Class A common units of the operating partnership (and ultimately into Shares) following vesting, and their value fluctuates with changes in the value of our Shares. If the performance objectives are not met, the OPP Units are cancelled. Generally, unvested OPP Units are forfeited if the executive leaves the Company, except that OPP Units vest automatically on death. OPP Units are intended to also provide recipients with better income tax attributes than grants of options. With regard to awards under our OPP, participants have the opportunity to earn compensation payable in the form of equity if and only if we outperform a predetermined TSR and/or outperform the market with respect to relative TSR over a three-year performance period as determined at the end of the third year. Specifically, awards under our OPP may potentially be earned if the Company (i) achieves a TSR above that of the SNL US REIT Index (the "Index") over a three-year performance period (the "Relative Component"), and/or (ii) achieves a TSR level greater than 21% (over the three-year performance period) (the "Absolute Component"). To the extent awards would be earned under the Absolute Component but the Company underperforms the Index, such awards earned under the Absolute Component would be reduced (and potentially fully negated) based on the degree to which the Company underperforms the Index. In certain circumstances, if the Company outperforms the Index, but awards would not otherwise be earned under the Absolute Component, awards may still be earned under the Relative Component. Moreover, to the extent awards would otherwise be earned under the Relative Component but the Company fails to achieve at least a 6% per annum absolute TSR level, such awards earned under the Relative Component would be reduced based on the Company's absolute TSR performance, with no awards being earned in the event the Company's TSR during the applicable measurement period is 0% or negative, irrespective of the degree to which we may outperform the Index. If the designated performance objectives are achieved, OPP Units are also subject to time-based vesting requirements. This creates, in the aggregate, up to a five-year retention period with respect to participants in the OPP. Even after achieving the performance thresholds, during the remaining two years until full vesting (plus the additional one-year hold period), the Named Executive Officers will continue to bear the same Share price and total return risk as our shareholders. Share dividend payments on awards issued accrue during the performance period and are paid to participants if and only if awards are ultimately earned based on the achievement of the designated performance objectives. In connection with the roll-out of our OPP program, the OPP awards made in 2013 also provide that 40% of the 2013 awards could be earned if the performance hurdles were reached over a two-year period with the balance capable of being earned over a three-year period. As of March 15, 2015, 40% of the OPP Units awarded in 2013 have been earned.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	29

The following charts show some of the key components of our awards of OPP Units and, for illustration purposes only (and not as a projection of actual performance), present our most recent awards (made in 2015) as if they had been fully earned at January 10, 2018.

Earning and Vesting of OPP Awards

In addition, senior executive officers, including all NEOs, are required to hold their earned and vested OPP Units for one year following vesting.

Allocation of Wealth Created

On an absolute total shareholder return basis, our OPP is designed to award management with equity at the rate of 2% for every dollar of shareholder value created after returning the first 21% of value created to shareholders over a three-year performance period subject to a $50 million cap (if the full amount of the authorized OPP pool is actually awarded). While the earning of OPP awards not only requires performance under the Absolute Component, but also the Relative Component, for presentation purposes the table below is simplified to present only the results derived under the Absolute Component. Using this simplified format, the table below illustrates the rate at which OPP unitholders will share in the increases in shareholder value above the OPP initial share price along with shareholders and other unitholders.

Growth in TSR

Participation Percentage in Shareholder Value Creation under Terms of the 2014 OPP for:	0% to 21%	21% to 35%	Above 35%

Shareholders and unit holders	100%	98%	100%
OPP Unitholders	0%	2%	0%

Stock Options.    None of our Named Executive Officers (or any other participant in the OPP) was awarded stock options for 2014, 2013 or 2012 performance. The most recent option award to such executives was in 2011 for 2010 performance. However, other executives who do not receive OPP awards may receive awards of stock options. Stock option awards issued under our 2010 Plan provide our executives the opportunity to purchase Shares at an exercise price determined on the date of grant. Historically, our stock option awards have either been in the form of at-the-money stock options, whereby the option exercise price is equal to the market price of Shares on the date of grant, or in the form of premium stock options, whereby the option exercise price is established at a level above the market price of Shares on the date of grant. In both instances, the market price of Shares must increase to a level above the option exercise price in order for the executives to achieve any value from their stock option awards. Generally, the stock options vest and become exercisable in equal annual installments over a four- or five-year period beginning one year after the date of grant, and remain exercisable for a period of ten years from the date of grant. Our 2010 Plan (i) prohibits the granting of in-the-money stock options and (ii) prohibits, without shareholder approval, the repricing of outstanding stock options that have fallen out of the money. Recipients of stock options do not receive any dividends paid on Shares on their outstanding option awards.

30	VORNADO REALTY TRUST	2015 PROXY STATEMENT

Restricted Shares and Units.    "Restricted shares" are grants of Shares issued under our 2010 Plan that generally vest in three or four equal annual installments beginning approximately one year after the grant date. "Restricted units" are grants of limited partnership interests in Vornado Realty L.P., our operating partnership through which we conduct substantially all of our business. These units also generally vest in three or four equal annual installments beginning approximately one year after the grant date and are exchangeable on a one-for-one basis into Vornado Realty L.P.'s Class A common units in certain circumstances. These circumstances principally include the requirement that Vornado Realty L.P. must have gone through certain tax "book-up" events whereby sufficient profits have been allocated to the restricted units so that they have the same capital account (and value) as Class A common units. In addition, there is a two-year holding requirement. Vornado Realty L.P.'s Class A common units can be redeemed for Shares on a one-for-one basis (or for the equivalent value in cash at the Company's option) with only limited restrictions, such as a 60-day waiting period between the time that a redemption notice is given and the date that Shares may be delivered. Restricted units are intended to also provide recipients with better income tax attributes than restricted shares and unlike option grants, grants of restricted units do not have a term at which they expire. During the restricted period, each restricted share or restricted unit entitles the recipient to receive payments from the Company equal to the dividends on one Share. Restricted equity awards further contribute in aligning management and shareholder interests, and the multi-year vesting requirements ranging from three to five years aid in our efforts to retain our executives and key employees over the long term. Further, our Compensation Committee believes restricted equity awards are a key component of a balanced equity compensation program, because incorporating time-based restricted equity awards into the equity compensation mix, as opposed to an equity compensation program comprised solely of awards subject to performance-based vesting requirements, ensures that a portion of each executive's equity compensation retains value even in a depressed market and provides executives with a baseline of value that lessens the likelihood that executives will take unreasonable risks to keep their market-based performance equity award vehicles "in the money." Recipients of time-based restricted equity awards receive dividends paid on Shares (or dividend equivalents, as applicable) concurrently with our shareholders.

Nonqualified Deferred Compensation Plans

We maintain two nonqualified deferred compensation plans, the Vornado Realty Trust Nonqualified Deferred Compensation Plan ("Plan I") and the Vornado Realty Trust Nonqualified Deferred Compensation Plan II ("Plan II). Plan I and Plan II are substantially similar, except that Plan II, which applies to deferrals on and after January 1, 2005, is designed to comply with the deferred compensation restrictions of Section 409A of the Internal Revenue Code of 1986, as amended.

Employees having annual compensation of at least $200,000 are eligible to participate in Plan II, provided that they qualify as "accredited investors" under securities laws. Members of our Board of Trustees are also eligible to participate. To participate, an eligible individual must make an irrevocable election to defer at least $20,000 of his or her compensation (whether cash or equity) per year. Participant deferrals are always fully vested. The Company is permitted to make discretionary credits to the Plans on behalf of participants, but as yet has not done so. Deferrals are credited with earnings based on the rate of return of specific security investments or various "benchmark funds" selected by the individual, some of which are based on the performance of the Company's securities.

Participants may elect to have their deferrals credited to a "Retirement Account" or a "Fixed Date Account." Retirement Accounts are generally payable following retirement or termination of employment. Fixed Date Accounts are generally payable at a time selected by the participant, which is at least two full calendar years after the year for which deferrals are made. Participants may elect to receive distributions as a lump sum or in the form of annual installments over no more than 10 years. In the event of a change of control of the Company, all accounts become immediately payable in a lump sum. Plan I also permits a participant to withdraw all or a portion of his or her accounts at any time, subject to a 10% withdrawal penalty.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	31

Retirement and 401(k) Plans

We offer a 401(k) Retirement Plan to all of our employees in which we provide matching contributions (up to 75% of the statutory maximum but not more than 7.5% of cash compensation) that fully vest after five years of employment. We do not have any other retirement plan. Retirement plans are not a factor in our current compensation determinations.

Perquisites and Other Compensation

We provide our Named Executive Officers with certain perquisites that we believe are reasonable and in line with the prevailing competitive market. These perquisites include supplemental life insurance and an allowance for financial counseling and tax preparation services for certain Named Executive Officers. Additionally, due to the location of our corporate offices in New York City and the extensive business-related travel requirements of our Named Executive Officers, we provide certain of our Named Executive Officers with the use of a car and/or driver. Providing a car and driver allows these executive officers to use their travel time efficiently and productively for business purposes, including (i) telephonic meetings and (ii) visiting our properties and meeting with our tenants. Accordingly, we believe providing these benefits serves the best interests of our shareholders as it allows our executives to continue to focus on Company matters while traveling. While providing a car and driver does provide incidental personal benefit to the executive, the cost of this personal benefit constitutes only a small percentage of the executive's total compensation. Nevertheless, the amounts disclosed in this proxy statement for car and driver costs include the entire value of the benefit, both business purpose and personal.

Equity Ownership Guidelines

In order to further foster the strong ownership culture among our senior executive management team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, we have adopted executive equity ownership guidelines requiring that our NEOs and other members of our senior executive management team maintain a minimum ownership level of Shares or related Company equity. The equity ownership requirements (comprised of common Shares and certain securities convertible or redeemable for Shares) for our executives are as follows:

Chairman and CEO	6 times his annual base salary
All Other Executive Officers	3 times their annual base salary

Executive officers have five years from the date of becoming an executive officer to satisfy the ownership requirement. All of our Named Executive Officers satisfy these guidelines.

We have also adopted equity ownership guidelines for our Board of Trustees. Under the equity ownership guidelines adopted for our Board of Trustees, all non-employee Trustees are required to maintain a minimum ownership level of Shares equal to at least five times their annual cash retainer. Non-employee Trustees have five years to satisfy the guidelines. All non-employee Trustees currently satisfy these guidelines.

Comparison of 2012-2014 Total Direct Compensation

Under the rules and regulations of the SEC, each year the "Summary Compensation Table" must disclose the salary paid during that year, the annual incentive earned for that year and the equity-based, long-term incentive granted during that year, which for us represents the equity-based, long-term incentive award earned for the prior year. As discussed above, because the equity-based pay we award in the first quarter of each year (similar to the cash bonus paid in the first quarter of each year) was earned in the prior year, the SEC's approach prevents us from showing together all the pay—salary, annual cash incentive and equity-based pay—earned for any one year. In order to provide our shareholders with the aggregate amount of compensation earned by each Named Executive Officer for a given calendar year, we are including below a supplemental Total Direct Compensation Table. We believe the Total Direct Compensation Table enables a more meaningful year-over-year compensation comparison than the Summary Compensation Table presented later in this proxy statement. The Total Direct Compensation Table consists of (i) the actual salary paid for the

32	VORNADO REALTY TRUST	2015 PROXY STATEMENT

year, (ii) the annual incentives awarded for the year and (iii) the annual grant date fair value of equity grants awarded for service and performance for the year, irrespective of when such amounts ultimately were granted, paid and/or vested. This table illustrates one of the analyses undertaken by our Compensation Committee in determining each element of our Named Executive Officers' compensation for the particular year in light of such executive's performance during the year. We also believe it further demonstrates the ongoing correlation between the executive's pay and overall Company performance.

The principal differences between the Total Direct Compensation Table and the Summary Compensation Table is that the Total Direct Compensation Table achieves "apples to apples" presentation of both cash and equity-based incentives by showing the value of equity awards in the year to which such grants relate, rather than the year in which such grants were made, as reflected in the Summary Compensation Table. Other companies may calculate Total Direct Compensation differently than we do.

Direct Compensation Table

The Total Direct Compensation earned by our Named Executive Officers for the 2012-2014 period was as follows:

Name	Year	Salary	Cash Incentive	Grant Date Value of Restricted Unit Awards in Lieu of Cash Bonus	Grant Date Value of Restricted Unit Awards as Long-Term Equity Compensation	Grant Date Value of At-Risk, Multi-Year Performance- Based OPP Awards(1)	Total Direct Compensation(2)

Steven Roth	2014	$1,000,000	$1,001,900	—	$3,800,051	$4,000,000	$9,801,951
(CEO from 4/15/13)	2013	$1,000,000	$20,900	$950,086	$2,612,563	$2,750,000	$7,333,549
	2012	$1,000,000	$11,400	$950,005	$2,612,535	$2,750,000	$7,323,940
Stephen W. Theriot	2014	$1,000,000	$251,900	$237,555	$285,019	$300,000	$2,074,474
(CFO from 06/01/13)	2013	$538,462	$359,500	$138,627	$138,627	$145,833	$1,321,049
David R. Greenbaum	2014	$1,000,000	$801,900	$950,101	$1,282,583	$1,350,000	$5,384,584
	2013	$1,000,000	$820,900	$950,086	$807,556	$850,000	$4,428,542
	2012	$1,000,000	$811,400	$950,005	$570,019	$600,000	$3,931,424
Michael J. Franco	2014	$1,000,000	$751,900	$712,546	$1,187,538	$1,250,000	$4,901,984
Mitchell N. Schear	2014	$1,000,000	$801,900	$950,101	$688,756	$725,000	$4,165,757
	2013	$1,000,000	$820,900	$950,086	$570,034	$600,000	$3,941,020
	2012	$1,000,000	$811,400	$950,005	$475,043	$500,000	$3,736,448

(1)
Represents the grant date fair value of each Named Executive Officer's allocation in 2015, 2014 and 2013, respectively, under the OPP, which is a performance-based program under which participants may earn equity compensation awards if and only if certain absolute and/or relative TSR objectives are achieved in any year during a three-year performance period.

(2)
Does not include the value of certain perquisites such as financial counseling and tax services, supplemental life insurance or automobile benefits provided to certain of our Named Executive Officers. The value of the perquisites represents a de minimis component of total compensation.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	33

Current Year Compensation Decisions

As explained above, we make our incentive compensation decisions generally in the first quarter of a fiscal year with respect to the prior year. In addition, in the first quarter of 2015, we established the 2015 performance thresholds for our formula-based short-term annual incentive program.

The compensation levels discussed in this Compensation Discussion and Analysis section are not directly comparable to the amounts presented in the Summary Compensation Table later in this proxy statement for the reasons discussed above under "How We Determine Executive Compensation" and "Comparison of 2012-2014 Total Direct Compensation."

In addition, in the discussion below, when we discuss the "Fair Value" of equity awards, we refer to the "fair value" for such awards determined in accordance with applicable securities and accounting rules (excluding the impact of estimated forfeitures related to service-based vesting conditions). Fair Value is the method used for presenting values for equity awards in our "Summary Compensation Table" and elsewhere under "Executive Compensation." When we discuss the "Market Value" of equity awards we refer to values based on the market price of our Shares at the date of grant (the values considered by our Compensation Committee in making compensation decisions).

Total Compensation of Our CEO

Overall, for 2014, Mr. Roth's total compensation (with equity determined at Fair Value) was $9,801,951, compared to $7,333,549 in the prior year (a 33.7% increase). For 2013, Mr. Roth's total compensation (with equity determined at Fair Value) was $7,333,549, compared to $7,323,940 in the prior year (a 0.1% increase). Our one-year TSR for 2014 was 36.4% and for 2013 was 14.7%. In the aggregate over the two years of 2013 and 2014, our TSR was up 51.1% compared to an increase in the compensation of our CEO of 33.8%.

Mr. Roth's salary, incentives and equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objective and subjective, were the strategic position of the Company, the changes in the Company's operating and performance metrics over the applicable period (Comparable EBITDA and Comparable FFO and FFO per Share), our TSR over the applicable period and the other factors previously described. These factors were considered as a whole and no numerical weight was attributed to any particular factor. The majority of Mr. Roth's compensation is in the form of equity to further align his interests with those of our shareholders.

Cash Compensation of Our CEO

Mr. Roth has served as our CEO from April 15, 2013. Mr. Roth's base salary of $1,000,000 was established in March 2001 and has remained unchanged since then. Mr. Roth's short-term annual incentives (also referred to as his "bonus") for 2014 (awarded in 2015) was paid in cash, while in 2013 and 2012 (awarded in 2014 and 2013, respectively) these incentives were principally in the form of equity. His total cash compensation for 2014, 2013 and 2012 was $2,001,900, $1,020,900 and $1,011,400, respectively.

Equity Compensation of Our CEO

Mr. Roth's bonuses paid for 2013 and 2012 (awarded in 2014 and 2013) were paid in restricted units having a Fair Value of approximately $950,000 in each year. The number of restricted units awarded to Mr. Roth in lieu of cash bonus for 2013 and 2012 were 10,952 and 12,033, respectively. Mr. Roth's long-term equity incentive compensation awards for 2014 performance (granted in 2015) were 112,920 OPP Units and 30,652 restricted units (collectively having a Market Value of $8,000,053). The aggregate Fair Value at the date of grant of these OPP and restricted units was $7,800,051 and represents a 45.5% increase in the aggregate value of long-term equity grants of restricted and OPP units compared to the prior year. For 2013 performance, Mr. Roth was granted (in 2014) long-term equity incentive compensation of 86,314 OPP Units and 30,166 restricted units (collectively having a Market Value of $5,500,043). The aggregate Fair Value at the date of grant of these OPP and restricted units was $5,362,563 and represents a 0.001% increase in the aggregate value of long-term equity grants of restricted and OPP units compared to the prior year. For 2012 performance, Mr. Roth was

34	VORNADO REALTY TRUST	2015 PROXY STATEMENT

granted (in 2013) long-term equity incentive compensation of 81,461 OPP units and 33,091 restricted units (collectively having a Market Value of $5,500,028). The aggregate Fair Value at the date of grant of these OPP and restricted units was $5,362,535 and represented a 2.9% decrease in the aggregate value of long-term equity grants of OPP units and restricted units granted as compared to the prior year.

Basis for Compensation of Other Named Executive Officers

For our other Named Executive Officers (Messrs. Theriot, Greenbaum, Franco and Schear), such executive's salary, annual incentive and long-term equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objectively and subjectively, were the strategic position of the Company, the changes in the Company's operating and performance metrics over the applicable period (Comparable EBITDA and Comparable FFO and FFO per Share), our TSR over the applicable period and the other factors previously mentioned. With regard to Mr. Theriot (our Chief Financial Officer since June 1, 2013), we considered these factors as they apply to our Company as a whole as his responsibilities are company-wide. For Messrs. Greenbaum, Franco and Schear, we also considered these factors as they pertain to the division which such executive heads or co-heads. Mr. Greenbaum is President—New York Division, Mr. Franco is Executive Vice President Co-Head of Acquisitions and Capital Markets, and Mr. Schear is President—Vornado/Charles E. Smith Washington, DC Division. In all cases, these factors were considered as a whole and no numerical weight was attributed to any particular factor. In the aggregate, total compensation (with equity determined at Fair Value) awarded to these Named Executive Officers for 2014 increased by 0.3% as compared to the prior year.

Other Compensation Policies and Practices

Equity Grant Practices

All of our equity-based compensation awards are made under our shareholder-approved 2010 Plan. The 2010 Plan provided that we were able to issue up to 6,000,000 Share equivalents with each award of a Share (or other securities that have the value equivalent to one Share when earned or vested) counting as one Share equivalent and each award of an option to acquire our Shares (or other securities that by their terms require the payment of an exercise price or deduction of a strike price) counting as one-half of a Share equivalent. Under the 2010 Plan, the exercise price of each stock option awarded must be (or must have been) no less than the average of the high and low price of Shares on the New York Stock Exchange on the date granted by the Compensation Committee. The vast majority of our equity awards are determined and granted in the first quarter of each year at the same time as management and the Compensation Committee conclude their annual evaluation of the performance of our senior executive management team as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never repriced options and our 2010 Plan does not permit repricing of options without shareholder approval.

Employment, Severance and Change of Control Agreements

We do, from time to time, enter into employment agreements with some members of our senior executive management team. Otherwise, our senior executive management team and other employees serve "at will." Except as may be provided in these employment agreements or pursuant to our compensation plans generally, we have not entered into any separate severance or change of control agreements. For those of our senior executive management team who have employment agreements, these agreements generally provide for a severance payment (for termination by us without cause or by the executive with good reason (each as defined in the applicable employment agreement and further described below under "Employment Contracts")) and change of control payment (if employment is terminated following a change of control) in the range of one to three times the applicable executive's annual salary and incentive. Since 2012, the agreements evidencing awards under the 2010 Plan have provided for the satisfaction of a "double trigger" as a condition to the acceleration of the vesting of any unvested equity awards. These change of control arrangements are designed to compensate management in the event of a termination following a fundamental change in the Company, their employer, and to provide an incentive to these executives to continue with the Company at least through such time. Severance and change of control arrangements do not generally affect other

2015 PROXY STATEMENT	VORNADO REALTY TRUST	35

compensation arrangements for a particular period. A more complete description of employment agreements, severance and change of control arrangements pertaining to the Named Executive Officers is set forth under "Employment Contracts" and "Severance and Change of Control Arrangements."

Tax Deductibility of Compensation

The tax efficiency of compensation is one of many factors that enter into the design of our compensation programs. We look at a combination of the rates at which our executives will be taxed and the value of any deduction that we may be entitled to when developing our approach to compensation. We believe that the limitation of Section 162(m) of the Internal Revenue Code (which limits the corporate tax deduction for certain executive officer compensation that exceeds $1 million a year) does not apply to most of the compensation we paid to our Named Executive Officers for 2014 and only a small portion of their compensation may not be deductible due to that limitation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

The Compensation Committee of the Board of Trustees:
MICHAEL LYNNE DANIEL R. TISCH DR. RICHARD R. WEST

36	VORNADO REALTY TRUST	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table sets forth (in accordance with the reporting requirements of the SEC) the compensation of each of the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers for 2014, 2013 and 2012 (the "Named Executive Officers").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(1)	Restricted Share/Unit Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)

Steven Roth	2014	1,000,000	1,001,900	6,312,649	—	—	—	329,912	8,644,461
Chairman and Chief	2013	1,000,000	20,900	6,312,540	—	—	—	329,308	7,662,748
Executive Officer since 04/15/13 (Current Principal Executive Officer)	2012	1,000,000	11,400	6,472,987	—	—	—	303,168	7,787,555
Stephen W. Theriot	2014	1,000,000	251,900	423,086	—	—	—	23,123	1,698,109
Chief Financial Officer since 06/01/13 (Current Principal Financial Officer)	2013	538,462	359,500	—	—	—	—	7,552	905,514
Michael J. Franco Executive Vice President— Co-Head of Capital Markets and Acquisitions	2014	1,000,000	751,900	5,268,974	—	—	—	32,509	7,053,383
David R. Greenbaum	2014	1,000,000	801,900	2,607,642	—	—	—	245,903	4,655,445
President—New York Division	2013	1,000,000	820,900	2,120,024	—	—	—	247,235	4,188,159
	2012	1,000,000	811,400	1,817,118	—	3,044	—	246,722	3,878,284
Mitchell N. Schear	2014	1,000,000	801,900	2,120,120	—	—	—	74,101	3,996,121
President—Vornado/	2013	1,000,000	820,900	1,925,048	—	—	—	96,232	3,842,180
Charles E. Smith Washington, DC Division	2012	1,000,000	811,400	1,716,743	—	—	—	106,047	3,634,190

(1)
The information provided includes cash bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next succeeding year.

(2)
Information presented in this table includes the value of grants of Restricted Units in lieu of cash bonuses, Restricted Units and OPP Units in lieu of cash bonuses made during the applicable period. Information presented in these columns reflect the aggregate grant date fair value of equity awards granted in the applicable fiscal year computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 15 to our consolidated financial statements included in our Annual Report on Form 10-K (the "Form 10-K") for the applicable fiscal year as filed with the SEC. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Dividends are paid on both the vested and unvested portion of restricted share and restricted unit awards. In accordance with applicable SEC rules, amounts shown include the impact of bonuses paid in equity in the year actually granted. For the Named Executive Officers, the Restricted Share/Unit Awards set forth above reflect the grant of equity-based bonuses in lieu of cash in 2014 and, where applicable, 2013 and 2012, respectively, in the following amounts: Mr. Roth—$950,086, $950,005 and $950,045; Mr. Theriot (2014)—$138,627; Mr. Franco (2014)—$712,565; Mr. Greenbaum—$950,086, $950,005 and $712,514; and Mr. Schear—$950,086, $950,005 and $712,514.

(3)
Represents awards for long-term service with the Company.

(4)
See the All Other Compensation table for additional information.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	37

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Use of Car and Driver ($)(1)	Supplemental Life Insurance Premiums ($)	Reimbursement For Medical / Dental Not Covered ($)	Severance ($)	Tax and Financial Planning Assistance Per Employment Contract ($)	Matching 401(k) Contribution ($)	Total ($)

Steven Roth	2014	261,671	50,991	—	—	—	17,250	329,912
	2013	260,562	51,496	—	—	—	17,250	329,308
	2012	237,262	49,031	—	—	—	16,875	303,168
Stephen W. Theriot	2014	—	5,873	—	—	—	17,250	23,123
	2013	—	4,525	—	—	—	3,027	7,552
Michael J. Franco	2014	12,000	7,384	—	—	—	13,125	32,509
David R. Greenbaum	2014	167,454	36,199	10,000	—	15,000	17,250	245,903
	2013	169,077	35,908	10,000	—	15,000	17,250	247,235
	2012	171,188	33,659	10,000	—	15,000	16,875	246,722
Mitchell N. Schear	2014	26,291	20,560	10,000	—	—	17,250	74,101
	2013	43,086	25,896	10,000	—	—	17,250	96,232
	2012	53,276	25,896	10,000	—	—	16,875	106,047

(1)
For each applicable fiscal year, certain of the Named Executive Officers were provided with a car and (for Messrs. Roth and Greenbaum) a driver. Each such Named Executive Officer has used the car and driver for both business and personal purposes and the amounts shown for such executive reflect the aggregate incremental cost to the Company for the car, driver and related expenses without allocating costs between business and personal uses. See also, "Certain Other Transactions or Relationships" for additional information regarding certain of our Named Executive Officers.

Grants of Plan-Based Awards in 2014

The following table lists all grants of plan-based awards to the Named Executive Officers made in 2014 and their grant date fair value.

Name	Grant Date	All Other Share/Unit Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Awards ($)(3)

Steven Roth	1/10/14	127,382	—	—	6,312,649
Stephen W. Theriot	1/10/14	7,774	—	—	423,086
Michael J. Franco	1/10/14	78,115	—	—	5,268,974
David R. Greenbaum	1/10/14	46,940	—	—	2,607,642
Mitchell N. Schear	1/10/14	36,355	—	—	2,120,120

(1)
The information presented in this column represents the number of restricted units and OPP units that were granted to the Named Executive Officers. Restricted units are a separate class of units in Vornado Realty L.P. which will be convertible into Class A common units of Vornado Realty L.P. and will be ultimately redeemable for our Shares on a one-for-one basis. On January 14, 2015, the Named Executive Officers were granted the following numbers of restricted units and OPP Units (which have not been earned), respectively (for services rendered in 2014): Steven Roth, 30,652 and 112,920; Stephen W. Theriot, 4,215 and 8,469; Michael J. Franco, 15,326 and 35,287; David R. Greenbaum, 18,009 and 38,110; and Mitchell N. Schear, 13,219 and 20,467. A portion of these grants (other than for Mr. Roth) represents the

38	VORNADO REALTY TRUST	2015 PROXY STATEMENT

  grant of restricted units in lieu of cash bonus. The restricted units vest ratably over four years. The awards of OPP Units, if earned, vest ratably in the third, fourth and fifth year from the date of grant.

(2)
No options were granted to the Named Executive Officers in 2013, 2014 or 2015.

(3)
The amounts presented in this column represent the full grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the Named Executive Officers in 2014. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value, including the impact of estimated forfeitures related to service-based vesting conditions, is the amount we would expense in our consolidated financial statements over the award's vesting schedule. For additional information on our value assumptions, refer to footnote 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.

Outstanding Equity Awards at Year-End

The following tables summarize the number and value of equity awards held at December 31, 2014 and the aggregate option exercises in 2014 by, and shares that vested in 2014 for, the Named Executive Officers. Pursuant to the terms of our omnibus share plans, the exercise price and number of shares underlying options originally made at any date of grant may be adjusted to compensate the holder for special or extraordinary dividends that may be subsequently declared. The following table reflects such adjustments.

		Option Awards				Share and Unit Awards
Name and Applicable Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven Roth
1/10/14	(1)					41,068	4,834,114	114,501	13,477,913
3/15/13	(1)					33,843	3,983,660	102,748	12,094,467
3/30/12	(1)					60,093	7,073,547	71,288	8,391,310
2/28/11	(2)	103,537	34,512	90.49	2/27/21	10,906	1,283,745
3/11/10	(2)	209,754		71.64	3/11/20
2/27/09	(3)	303,992		33.37	2/27/19
Stephen W. Theriot
1/10/14	(1)					3,196	376,201	6,072	714,735
Michael J. Franco
1/10/14	(1)					50,651	5,962,129	36,432	4,288,411
3/15/13	(1)					11,282	1,328,004	18,681	2,198,941
3/30/12	(1)					12,822	1,509,278	12,961	1,525,639
2/28/11	(2)	4,314	1,439	90.49	2/27/21	341	40,139
12/10/10	(2)	53,700		80.69	12/10/20

(table continued on following page)

2015 PROXY STATEMENT	VORNADO REALTY TRUST	39

		Option Awards				Share and Unit Awards
Name and Applicable Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David R. Greenbaum
1/10/14	(1)					20,261	2,384,922	35,391	4,165,875
3/15/13	(1)					14,440	1,699,732	22,418	2,638,823
3/30/12	(1)					15,294	1,800,257	14,258	1,678,309
2/28/11	(2)	17,256	5,752	90.49	2/27/21	3,408	401,156
3/11/10	(2)	119,873		71.64	3/11/20
2/27/09	(3)	40,532		33.37	2/27/19
Mitchell N. Schear
1/10/14	(1)					17,523	2,062,632	24,982	2,940,631
3/15/13	(1)					13,538	1,593,558	18,681	2,198,941
3/30/12	(1)					14,310	1,684,430	12,961	1,525,639
2/28/11	(2)	17,256	5,752	90.49	2/27/21	3,681	433,291
3/11/10	(2)	101,401		71.64	3/11/20
2/27/09	(3)	13,216		33.37	2/27/19

(1)
The awards under the column entitled "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested" are awards of OPP Units. OPP Units awarded in 2014 and 2013 do not have any value unless specified performance criteria are met and specified criteria for converting and/or redeeming units for Shares are also met. As of December 31, 2014, these criteria had not been met. In accordance with applicable SEC rules, the values presented in the table for these OPP Units are calculated based on our year-end Share price as if the performance, converting and redemption conditions for these units had been met as of that date. The awards under the column entitled "Number of Shares or Units That Have Not Vested" vest ratably over four years from the date of grant. As of March 15, 2015, 40% of the OPP Units awarded in 2013 have been earned.

(2)
These awards vest ratably over four years from the date of grant.

(3)
These awards vest ratably over five years from the date of grant.

Aggregated Option Exercises in 2014 and Units Vested

	Option Awards		Unit Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Units Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)

Steven Roth	118,659	5,589,408	69,939	6,637,464
Stephen W. Theriot	—	—	—	—
Michael J. Franco	—	—	10,633	1,068,000
David R. Greenbaum	25,681	1,224,850	27,180	2,577,981
Mitchell N. Schear	14,574	617,499	26,363	2,500,395

(1)
Values realized on exercise/vesting are based on: (1) for Option Awards, the difference between the exercise price and the average of the high and low price of our Shares on the applicable date if the resulting Shares were held or, if the resulting Shares were sold on the date of exercise, the actual sale

40	VORNADO REALTY TRUST	2015 PROXY STATEMENT

  price for such Shares; and (2) for Unit Awards, the average of the high and low price of our Shares on the date of vesting.

(2)
Unit Awards consists of awards of restricted units.

Employee Retirement Plan

The Company does not maintain a retirement plan other than a 401(k) plan.

Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and balance for the Named Executive Officers for and at year-end 2014.

Non-Qualified Deferred Compensation

Name	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/14 ($)(3)

Steven Roth	Deferred Compensation Plans	—	—	3,697,380	12,043,722	23,483,139
Stephen W. Theriot	Deferred Compensation Plans	135,652	—	33,277	—	168,929
Michael J. Franco	Deferred Compensation Plans	—	—	—	—	—
David R. Greenbaum	Deferred Compensation Plans	1,722,519	—	1,553,527	—	28,127,240
Mitchell N. Schear	Deferred Compensation Plans	—	—	43,683	—	709,028

(1)
Reflects the following amounts for each of the Named Executive Officers which are reported as compensation to such Named Executive Officer in the Summary Compensation Table for 2014: Mr. Roth; $0; Mr. Theriot, $135,652; Mr. Franco, $0; Mr. Greenbaum, $1,722,519; and Mr. Schear, $0. These amounts represent the deferred portion for each of such Named Executive Officer's annual salary and/or applicable, bonus.

(2)
Contributions to the Vornado Realty Trust Non-Qualified Deferred Compensation Plans are credited with earnings based on the rate of return of various "benchmark funds" selected by the individual, some of which are based on the performance of the Company's securities. A description of these plans is provided under "Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plans."

(3)
All amounts contributed by a Named Executive Officer in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a Named Executive Officer in such year for the purposes of the SEC's executive compensation disclosure rules.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	41

EMPLOYMENT CONTRACTS

Stephen W. Theriot

Mr. Theriot entered into an employment agreement with us, dated as of June 1, 2013, pursuant to which he serves as our Chief Financial Officer. His employment agreement provides that the term of his employment is "at will" and can be terminated by either party on 60 days' notice. Mr. Theriot's employment agreement provides that his base salary will be not less than $1,000,000 per year and, if increased, will not be reduced. Mr. Theriot's employment agreement provides that he will be entitled to participate at a level commensurate with his position in any short and long-term compensation payable to other senior executives of the Company.

The agreement also provides that, if Mr. Theriot's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, relocation of the Company's principal executive offices or the failure of the Company to comply with the terms of the agreement), he will receive a lump-sum payment of the sum (not to be less than $1.3 million, in the aggregate, if the termination occurs prior to June 1, 2015) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination. The agreement further provides that, if Mr. Theriot's employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of Mr. Theriot's salary will cease.

Michael J. Franco

Mr. Franco renewed his employment agreement with the Company as of January 10, 2014 pursuant to which he serves as Executive Vice President—Co-Head of Acquisitions and Capital Markets (currently, Chief Investment Officer). Mr. Franco's employment agreement provides for an initial four-year term with automatic renewals unless either party gives written notice not to extend the agreement 120 days prior to its scheduled termination date. Mr. Franco's employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently $1,000,000. During his employment, Mr. Franco will be entitled to receive an annual bonus, determined at the discretion of the Company with an annual target of $1,500,000. Upon entering into the employment agreement, Mr. Franco received an initial equity grant of $3,000,000 of restricted units. These units vest ratably over three years from the date of grant. At the end of such three-year period, the Company agreed to request that the Compensation Committee grant to Mr. Franco an additional $2,000,000 of restricted units which will vest on January 9, 2018. If such additional grant is not made, or if the initial grant is accelerated for any reason, the Company will pay to Mr. Franco $2,000,000 in cash in lieu of such additional grant. Upon any termination of Mr. Franco's employment for good reason or by the Company without cause, Mr. Franco will be entitled to (a) a severance payment equal to one times salary and average bonus over the last two years; and (b) accelerated vesting of all then-unvested equity awards (other than unearned OPP Units) made by the Company to Mr. Franco. Mr. Franco is also entitled to a car allowance of $1,000 per month.

David R. Greenbaum

Mr. Greenbaum has an employment agreement that commenced on April 15, 1997 pursuant to which he serves as President—New York Division. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum gives written notice not to extend the agreement, at least 90 days before such date. The employment agreement provides that Mr. Greenbaum's base salary shall not be reduced during the term of the agreement. Mr. Greenbaum's current annual base salary is $1,000,000. Mr. Greenbaum's employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity and/or incentive compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, he has also been given the use of a Company car and driver.

42	VORNADO REALTY TRUST	2015 PROXY STATEMENT

The agreement also provides that if Mr. Greenbaum's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Division's principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), Mr. Greenbaum will receive (a) a lump sum payment of three times the sum of (i) his annual base compensation and (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

Mitchell N. Schear

Mitchell N. Schear has been the President of our Charles E. Smith/Washington, DC Division since we acquired The Kaempfer Company, Inc. in 2003. Mr. Schear's original employment agreement with us expired in April of 2007. Effective as of April 19, 2007, we entered into a new employment agreement with Mr. Schear pursuant to which he has continued to serve as the President of our Washington, DC Division. This agreement provides for a term of five years and is automatically renewable for one-year terms thereafter. The agreement also provides for a minimum salary of $1,000,000 per year and bonuses and other customary benefits. The agreement also provides that if we terminate Mr. Schear's employment without cause or if he terminates his employment for breach of his employment agreement by us, he will receive a lump-sum payment equal to one year's salary and bonus, up to a maximum of $2,000,000.

Other Named Executive Officers

Mr. Roth (our Chairman and CEO) does not have an employment agreement.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	43

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Of our Named Executive Officers, each of Messrs. Theriot, Greenbaum, Franco and Schear have employment agreements that provide for certain payments in the event of a termination of employment, including one following a change of control. Neither Mr. Roth nor any of our Trustees has an employment agreement or other severance arrangement. Our omnibus share plans, which govern all of our equity-based awards and the related forms of equity award agreements, provide that annual equity awards do not vest automatically upon a change of control. In addition, our deferred compensation plans provide that all applicable deferred compensation is paid out to an executive or Trustee upon his or her departure from the Company. The Company does not maintain a retirement plan other than a 401(k) plan. In addition, upon the death or disability of an executive, that executive, or his or her estate, may be entitled to insurance benefits under policies with third parties maintained by us.

Our employment agreements are negotiated on a case-by-case basis. As discussed under "Compensation Discussion and Analysis," we believe that in certain circumstances such agreements are in the best interests of the Company and our shareholders to ensure the continued dedication of such employees, notwithstanding the possibility, threat or occurrence of a change of control. Generally, our agreements govern severance payments under the following circumstances: (1) termination of the employee for "cause"; (2) termination by the employee for "good reason" (such as breach of the employment agreement by the Company or, in certain cases, if a change of control occurs and the employee then decides to terminate his employment) or by the Company without "cause"; (3) termination following a disability; (4) termination due to death; and (5) in certain cases, termination upon retirement after the employee reaches the age of 65. Reference should be made to the actual employment agreements for the specific terms. Generally, however, on any termination, the applicable executive officer will receive his accrued and unpaid salary and other benefits until the date of termination. For "cause" terminations by the Company, the employee will not receive any additional payment. If the employee terminates his employment for "good reason" or the Company terminates the employment without "cause," the employee typically receives an additional payment (or payments over a specified period) that may vary from one year of salary and bonus to up to three years of salary and bonus. Generally, cash payments are in a lump sum other than in the case of termination on disability or death when the costs of benefits may be paid for a period of one to three years (depending upon the applicable executive's agreement). For terminations due to disability or death, an executive who has this provision in the applicable agreement typically receives between one year of salary or bonus and three years of salary. In certain cases, the employment agreements also provide for continued benefits for specified periods. None of our Named Executive Officers who has an employment agreement is currently eligible for retirement as provided in that agreement. Historically, severance payments following a change of control under employment agreements for our Named Executive Officers were generally "single trigger," meaning that the change of control must occur and be followed by any termination of employment (for whatever reason) in order for there to be a payment. We believe that our current severance provisions appropriately achieve the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment under the employment agreement for a change of control.

Our equity-based compensation awards are governed by the individual award agreements issued under our omnibus share plans. Generally, upon terminations of employment, no unvested awards are accelerated but employees are entitled to keep awards that have already vested if they exercise options or similar awards within specified periods after termination. In Mr. Franco's case, however, his employment agreement provides that on a termination by the Company without cause or by Mr. Franco with good reason, his unvested equity awards (other than unearned OPP Units) then vest. Our forms of award agreements for annual equity awards provide that unvested equity awards vest following a change of control only if the applicable employee's employment is terminated by the Company without "cause" or by such employee with "good reason." We believe these vesting provisions for equity awards following a change of control are appropriate due to the change in the nature of the form of award caused by a change of control. In the case of retirement after the age of 65, options (but no other equity-based award) automatically vest. In the case of a disability, option and OPP Units vest and in the case of death, all equity awards vest.

The information presented below reflects the estimated payments that each of our Named Executive Officers would have received under the employment termination scenarios (including following a change of control) if employment termination were to have occurred on December 31, 2014. In calculating the value of equity-

44	VORNADO REALTY TRUST	2015 PROXY STATEMENT

based awards, the presentation uses a price per Share of $117.71, the closing price of our Shares on the New York Stock Exchange on the last trading day in 2014. In addition, in estimating bonuses payable for the calculation of severance payments, we have used the actual bonuses paid in 2015 for 2014 performance (including, for these presentation purposes only, the value of all restricted units granted as a bonus in the first quarter of 2015). The actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.

Steven Roth

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	—	—	—	—
Unvested Options	939,417	—	—	939,417	939,417	939,417
Unvested Restricted Units	—	—	4,444,847	5,728,593	17,175,066	4,444,847
Benefits Continuation	—	—	—	—	—	—

Total	939,417	—	4,444,847	6,668,010	18,114,483	5,384,264

Stephen W. Theriot

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	1,300,000	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	—	—	376,201	—
Benefits Continuation	—	—	—	—	—	—

Total	—	—	1,300,000	—	376,201	—

2015 PROXY STATEMENT	VORNADO REALTY TRUST	45

Michael J. Franco

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	2,375,000	—	—	—
Unvested Options	—	—	39,170	39,170	39,170	39,170
Unvested Restricted Units	—	—	8,839,550	8,839,550	8,839,550	808,197
Benefits Continuation	—	—	—	—	—	—

Total	—	—	11,253,720	8,878,720	8,878,720	847,367

David R. Greenbaum

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	1,800,000	1,800,000	1,800,000	1,800,000
Severance	—	—	8,400,000	8,400,000	1,000,000	—
Unvested Options	—	—	—	156,569	156,569	156,569
Unvested Restricted Units	—	—	888,946	1,290,102	6,286,067	888,946
Benefits Continuation(3)	—	—	178,488	178,488	23,297	178,488

Total	—	—	11,267,434	11,825,159	9,265,933	3,024,003

Mitchell N. Schear

(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	1,800,000	—	1,800,000	1,800,000	—
Severance	—	—	2,000,000	—	—	—
Unvested Options	—	—	—	156,569	156,569	156,569
Unvested Restricted Units	—	—	808,197	1,241,487	5,773,911	808,197
Benefits Continuation	—	—	—	—	—	—

Total	—	1,800,000	2,808,197	3,198,056	7,730,480	964,766

(1)
Payments upon retirement from the Company are available to those Named Executive Officers who retire after reaching the age of 65. At December 31, 2014, the only Named Executive Officer who, if he had

46	VORNADO REALTY TRUST	2015 PROXY STATEMENT

  retired at that date would have so qualified, is Mr. Roth. Except as otherwise provided in these tables, no payments are due upon any other voluntary termination prior to retirement.

(2)
Since 2012, our annual award agreements provide that unvested grants of options and restricted units vest following a change of control only upon specified terminations of employment. Under the terms of our award agreements for equity awards granted prior to 2012, unvested grants of options and restricted units vest automatically upon a change of control without the need for termination of employment. These amounts do not include the value of equity that vests for those persons due to their retirement after the age of 65 as opposed to amounts payable solely due to a change of control.

(3)
Information presented as to the costs of benefits is based on an estimated total annual cost of benefits for such Named Executive Officer. In certain cases, continued benefits made available following a termination will be less than the total benefits currently payable.

COMPENSATION OF TRUSTEES

Trustees who are not officers of the Company receive an annual retainer. During 2014, Mr. Roth received no compensation for his service as a Trustee. Non-management members of the Board of Trustees are compensated as follows: (1) each such member receives an annual retainer equal to $75,000; (2) each such member receives an annual grant of restricted shares or restricted units with a value equal to $125,000 (not to be sold while such member is a Trustee, except in certain circumstances); (3) the Audit Committee Chairman receives an annual retainer of $50,000 and other Audit Committee members receive an annual retainer of $25,000; and (4) the Chairman and members of all other committees (other than the Executive Committee) receive an annual retainer of $10,000 and $5,000, respectively.

The following table sets forth the compensation that was earned or paid in 2014 for the non-management members of our Board.

Name	Fees Earned or Paid in Cash $	Share/Unit Awards $(1)	Total $

Candace K. Beinecke	85,000	90,036	175,036
Michael D. Fascitelli	75,000	92,529	167,529
Robert P. Kogod	100,000	90,036	190,036
Michael Lynne	85,000	88,783	173,783
David Mandelbaum	80,000	88,783	168,783
Daniel R. Tisch	105,000	88,783	193,783
Richard R. West	146,328	90,036	236,364
Russell B. Wight, Jr.	80,000	92,529	172,529

(1)
The amounts presented in this column reflect the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted in 2014. The grant date fair value is the amount we would expense in our consolidated financial statements over the award's anticipated vesting schedule. These amounts differ from that set forth in the first introductory paragraph above as that amount is based on the market price for our Shares on the date of grant. For additional information on our value assumptions, refer to footnote 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC. Dividends are paid on both the vested and unvested portion of Restricted Share and Restricted Unit awards. For information concerning the aggregate equity awarded to Trustees under our omnibus share plans, see Note 8 to the Principal Security Holders table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, consisting of Dr. West and Messrs. Lynne and Tisch, grants awards under the Company's omnibus share plans and makes all other executive compensation determinations. Mr. Roth is the only officer or employee of the Company who is also a member of the Board. There are no interlocking relationships involving the Board which require disclosure under the executive compensation rules of the SEC.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and our significant shareholders, Trustees and our executive officers or their respective immediate family members are participants (including transactions required to be disclosed under Item 404 of Regulation S-K) to determine whether such persons have a direct or indirect material interest in the transaction. Our policy (as set forth in our Code of Business Conduct and Ethics) is to determine whether such an interest exists, applying the standards set forth in Item 404 of Regulation S-K and our Corporate Governance Guidelines. Our legal and financial staff is primarily responsible for the development and implementation of processes and controls to obtain information from our significant shareholders, Trustees and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this proxy statement. We also disclose transactions or categories of transactions we consider in determining that a Trustee is independent. In addition, our Audit Committee and/or our Corporate Governance and Nominating Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed. These committees, in the course of their review of a disclosable related-party transaction, consider: (1) the nature of the related person's interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a Trustee or executive officer to act in the best interest of the Company; and (6) any other matters these committees deem appropriate.

Transactions Involving Interstate Properties

As of March 23, 2015, Interstate and its partners collectively beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander's outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is Chairman of the Board and CEO of the Company, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander's. Messrs. Mandelbaum and Wight are Trustees of the Company and also directors of Alexander's.

We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of annual base rent and percentage rent. The management agreement has a term of one year and automatically renews unless terminated by either of the parties on 60 days' notice at the end of the term. We believe, based upon comparable fees charged by other real estate companies, that the terms are fair to us. We earned $535,000 in management fees under the agreement for the year ended December 31, 2014.

Transactions Involving Alexander's

As of March 23, 2015, Interstate and its three general partners—Steven Roth (Chairman of the Board and CEO of the Company and Chairman of the Board and Chief Executive Officer of Alexander's), David Mandelbaum (a Trustee of the Company and director of Alexander's) and Russell B. Wight, Jr. (a Trustee of the Company and director of Alexander's)—beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander's outstanding common stock. The Company beneficially owns approximately 32% of the outstanding common stock of Alexander's. Stephen W. Theriot, our Chief Financial Officer, is the Assistant Treasurer of Alexander's.

We manage, lease and develop Alexander's properties pursuant to the agreements described below, which expire in March of each year and renew automatically.

Management and Development Agreements.    Pursuant to our management and development agreement with Alexander's, we receive an annual fee for managing Alexander's and all of its properties equal to the sum of (i) $2,800,000, (ii) 2% of the gross revenue from the Rego Park II Shopping Center, (iii) $0.50 per square foot

48	VORNADO REALTY TRUST	2015 PROXY STATEMENT

of the tenant-occupied office and retail space at 731 Lexington Avenue, and (iv) $280,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.

In addition, we are entitled to a development fee of 6% of development costs, as defined.

Leasing Agreements.    We provide Alexander's with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander's tenants. In the event that third-party real estate brokers are used, our leasing fee increases by 1% and we are responsible for the fees to the third-party real estate brokers. We are also entitled to a commission upon the sale of any of Alexander's assets of 3% of gross proceeds, as defined, for asset sales of less than $50,000,000, or 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more. Prior to December 22, 2014, the total of these amounts was payable to us annually in an amount not to exceed $4,000,000, with interest on the unpaid balance at one-year LIBOR plus 1.0% per annum (1.58% at December 31, 2014). On December 22, 2014, the leasing agreements with Alexander's were amended to eliminate the annual installment cap of $4,000,000, and subsequently, Alexander's paid the accrued balance of leasing commissions of $40,353,000 to us.

Other Agreements.    Building Maintenance Services ("BMS"), our wholly-owned subsidiary supervises (i) the cleaning, engineering and security services at Alexander's Lexington Avenue property and (ii) security services at Alexander's Rego Park I and Rego Park II properties, for an annual fee of the cost for such services plus 6%. During the year ended December 31, 2014, we recognized $2,318,000 of income under these agreements.

During the year ended December 31, 2014, Alexander's incurred $1,430,000 of leasing fees, $2,800,000 for management fees, $3,394,000 for development fees and $3,658,000 for property management and other fees under its agreements with the Company or BMS.

At December 31, 2014, Alexander's owed the Company (i) $0 in leasing fees, (ii) $528,000 in management, property management and cleaning fees and (iii) $3,394,000 in development fees.

Certain Other Transactions or Relationships

With respect to our building at 888 Seventh Avenue, we are the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include trusts for the benefit of the family of Mr. David Mandelbaum (one of our Trustees), his children, his brother, his sister and his sister's family. Mr. Mandelbaum has no voting or pecuniary interest in these trusts or in the ground lease. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendants of Mr. Mandelbaum's parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum's personal interest in the property is an indirect 2.66% interest. We acquired the building at 888 Seventh Avenue (and the tenant's interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 a year in rent.

In addition, on December 28, 2010, the Company acquired Wayne Town Center subject to a ground lease owned by members of David Mandelbaum's family or trusts for their benefit. The rent on the ground lease in 2014 was $3,164,076 and increases at 6% per year. David Mandelbaum has no direct voting or pecuniary interest in these trusts or in the ground lease.

Charles E. Smith Management LLC, which is owned by Mr. Kogod, one of our Trustees, and his family members, leases space in our Crystal City location. During 2014, this company paid to us rent of $632,244. This entity is not affiliated with the Company. Mr. Kogod and his spouse each own a 25% interest in this entity.

MDF Capital LLC, which is owned by Mr. Fascitelli, one of our Trustees, leases space at our building at 888 Seventh Avenue in New York City and is provided with secretarial services. During 2014, for a portion of the year, the space was provided to MDF Capital LLC under Mr. Fasctelli's severance arrangements and, for a

2015 PROXY STATEMENT	VORNADO REALTY TRUST	49

portion of the year, MDF Capital LLC paid rent. During 2014, the Company estimates the value of the office provided to be $112,680 and MDF Capital LLC paid us rent of $71,834. In addition, during 2014, the Company provided secretarial services in the amount of $172,615.

During 2014, the Company reimbursed a company affiliated with Mr. Roth $250,468 for the use, for Company-business purposes, of an airplane owned by such company.

Mr. Mitchell N. Schear joined the Company in April of 2003 and serves as the President of our Vornado/Charles E. Smith Washington DC Office Division. In connection with Mr. Schear joining the Company, the Company purchased the approximately 2.5% interest of his prior employer in the Waterfront project in Washington DC in which Mr. Schear and certain of his family members retained an approximately 1.125% personal interest. In connection with the sale of portions of this project in December 2014 to unaffiliated third parties, Mr. Schear and certain of his family members received distributions of approximately $955,000 in the aggregate.

Other Transactions Considered in Determining Trustee Independence

Michael Lynne, a Trustee of the Company, served as the Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation until early 2008. New Line Cinema Corporation is a tenant at our building at 888 Seventh Avenue in New York City. The lease was negotiated prior to our purchasing the building and was renewed prior to Mr. Lynne joining our Board. Unique Features, of which Mr. Lynne is a principal, shares space with New Line Cinema Corporation at no direct cost to Unique Features.

Steven Roth, our Chairman and Chief Executive Officer also serves as a member of the Board of Trustees of Urban Edge Properties, a former affiliate of the Company.

50	VORNADO REALTY TRUST	2015 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee's purposes are to (i) assist the Board of Trustees (the "Board of Trustees" or the "Board") of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), in its oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company's independent registered public accounting firm, and (d) the performance of the Company's independent registered public accounting firm and the Company's internal audit function; and (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of the New York Stock Exchange (the "NYSE"), as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that each of Dr. West and Mr. Tisch is an "audit committee financial expert" within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company's annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2014, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact "independent" or the effectiveness of the Company's internal controls.

DR. RICHARD R. WEST ROBERT P. KOGOD DANIEL R. TISCH

2015 PROXY STATEMENT	VORNADO REALTY TRUST	51

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the "Deloitte Entities") have been the Company's independent registered public accounting firm since 1976. The Audit Committee selected the Deloitte Entities as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 as a result of a process by which the Audit Committee and management solicited and received proposals from and met with and interviewed several other independent registered public accounting firms. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to cost, audit firm independence and obtaining a fresh look at the Company's financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company's independent registered public accounting firm and has determined to continue that retention for 2015. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, limitation of services and other regulations affecting the audit engagement process substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the votes cast on the proposal, the Audit Committee will review its future selection of an independent registered public accounting firm but will retain all rights of selection.

Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.

We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2014 and 2013, for professional services rendered for the audits of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company's Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $4,386,000 and $4,323,000, respectively.

Audit-Related Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2014 and 2013 for professional services rendered that are related to the performance of the audits or reviews of the Company's consolidated financial statements which are not reported above under "Audit Fees" were $4,386,000 (including $1,565,000 for work performed in connection with the spin-off of Urban Edge Properties) and $2,841,000, respectively. "Audit-Related Fees" generally include fees for stand-alone audits of subsidiaries and due diligence associated with mergers/acquisitions.

Tax Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2014 and 2013 for professional services rendered for tax compliance, tax advice and tax planning were $1,045,000 and $676,000, respectively. "Tax Fees" generally include fees for tax consultations regarding return preparation and REIT tax law compliance.

52	VORNADO REALTY TRUST	2015 PROXY STATEMENT

All Other Fees

Other than those described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees," there were $0 and $6,000 other fees billed by the Deloitte Entities for the years ended December 31, 2014 and 2013, respectively.

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under "Audit Fees" before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of other services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total other services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.

The Board of Trustees recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2015.

The affirmative vote of holders of a majority of the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is required for its approval. Abstentions will have no effect on the result of this vote.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	53

PROPOSAL 3: NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section appearing earlier in this proxy statement describes our executive compensation program and the compensation decisions made by the Compensation Committee in or for 2014 with respect to our Chief Executive Officer and other officers named in the Summary Compensation Table (whom we refer to as the "Named Executive Officers"). In accordance with the rules and regulations of the SEC, the Board of Trustees is asking shareholders to cast a non-binding, advisory vote on the following resolution:

Advisory Resolution on Executive Compensation

Resolved: That the shareholders of Vornado Realty Trust (the "Company") approve, by a non-binding resolution, the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for this Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the tables and the related footnotes and narrative accompanying the tables contained in our "Executive Compensation" section).

Supporting Statement: In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our shareholders have the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. At our 2011 Annual Meeting of Shareholders, our shareholders elected, via an affirmative vote of a majority of all votes cast, to hold such non-binding advisory votes on executive compensation on an annual basis, and, accordingly, we have elected to continue to annually hold an advisory vote on the compensation of our named executive officers.

Our executive compensation programs are described in detail in this proxy statement in the section titled "Compensation Discussion and Analysis" and the accompanying tables. These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead Vornado.

The Compensation Committee regularly assesses all elements of the compensation paid to our Named Executive Officers. In 2012, the Compensation Committee implemented a series of modifications to our compensation programs to address input received from our shareholders. A summary of our current compensation programs, inclusive of the aforementioned modifications, is presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this proxy statement. The Compensation Committee believes that the Company's present compensation programs promote in the best manner possible our business objectives while aligning the interests of the Named Executive Officers with our shareholders to enhance continued positive financial results. The Company has continued to deliver positive long-term results to our shareholders and remains among the leaders in the REIT industry for total shareholder return over the last decade, with the Company's TSR of approximately 131.1% for the ten-year period through 2014 outperforming the Morgan Stanley REIT Index total shareholder return of approximately 122.2% and the S&P 500 total shareholder return of approximately 109.5% over the same period. In 2014 our TSR of 36.4% outperformed both the TSR of the FTSE NAREIT Office Index of 25.9% and the Morgan Stanley REIT Index of 30.4%. The aggregate compensation of our CEO for 2014 as reflected in the "Total Direct Compensation Table" in this proxy statement was up by 33.7% compared to 2013 and was flat for 2013 compared to 2012. In the aggregate over the two years of 2013 and 2014, our TSR was up 51.1% compared to an increase in the compensation of our CEO being of 33.8%. We believe the compensation programs for our Named Executive Officers are a key ingredient in motivating our executives to continue to deliver such results.

The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Trustees. Nevertheless, the Board of Trustees values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board of Trustees unanimously recommends a vote "FOR" the advisory resolution on executive compensation.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

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PROPOSAL 4: SHAREHOLDER PROPOSAL RELATING TO THE APPOINTMENT OF AN INDEPENDENT CHAIRMAN

In accordance with the rules of the SEC, we have set forth below a shareholder proposal exactly as submitted on behalf of the Massachusetts Laborers' Pension Fund (for the purposes of this proposal, the "shareholder proponent"), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The address and information regarding the shareholder proponent's shareholdings in the Company will be made available upon request. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote "AGAINST" the shareholder proposal.

Proposal Regarding the Appointment of an Independent Chairman

Resolved: That the stockholders of Vornado Realty Trust, ("Vornado" or "the Company") ask the board of trustees to adopt a policy that, whenever possible, the board's chairman should be an independent trustee who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and (b) that compliance with the policy is excused if no independent trustee is available and willing to serve as chairman.

Supporting Statement: It is the responsibility of the Board of Trustees to protect shareholders' long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation's business and affairs. Currently, Mr. Steven Roth is both Chairman of the Board and CEO. We believe that the practice of combining the two positions may not adequately protect shareholders.

We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance board oversight of management and help ensure the objective functioning of an effective board. We also believe that having an independent Chairman (in practice as well as appearance) can improve accountability to shareowners, and we view the alternative of having a lead outside Trustee, even one with a robust set of duties, as not adequate to fulfill these functions.

A number of respected institutions recommend such separation. CalPERS' Corporate Core Principles and Guidelines state that "the independence of majority of the Board is not enough"; "the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management." In 2009 the Milstein Center at Yale School of Management issued a report, endorsed by a number of investors and board members, which recommended splitting the two positions as the default provision for U.S. companies. A commission of The Conference Board stated in a 2003 report: "Each corporation should give careful consideration to separating the offices of Chairman of the Board and CEO, with those two roles being performed by separate individuals. The Chairman would be one of the independent directors."

We believe that the recent economic crisis demonstrates that no matter how many independent Trustees there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We, therefore, urge shareholders to vote FOR this proposal.

Board of Trustees Statement Opposing Shareholder Proposal

Currently, our Board of Trustees has an active, independent, Lead Trustee and, since the resignation of Mr. Fascitelli as our Chief Executive Officer on April 15, 2013, the positions of Chairman and Chief Executive Officer have been held by Mr. Roth. Furthermore, in 2015, we increased the powers and authorities of our Lead Trustee to more closely reflect currently evolving best practices. Our Board believes that this structure is appropriate and advantageous, provides the benefits sought by the shareholder proponent and enables us to

2015 PROXY STATEMENT	VORNADO REALTY TRUST	55

benefit from the insight and experience of Mr. Roth in his capacity as both Chairman and Chief Executive Officer.

Moreover, our Corporate Governance Guidelines, which are regularly reviewed by our independent Corporate Governance and Nominating Committee and our Board of Trustees, provide that the Board is free to select its Chairman and the Company's Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time, and that these positions may be filled by the same person or by two individuals. This policy was recommended after careful consideration by our Corporate Governance and Nominating Committee and adopted by our full Board to reflect the Board's belief that it is important to retain the flexibility to allocate the responsibilities of the offices of the Chairman and the Chief Executive Officer in any way that the Board deems appropriate in light of the then-current circumstances. Adopting a policy that would arbitrarily limit the Board's selection of a Chairman to only an independent Trustee who is not a current or former executive officer of the Company could prohibit the Board from selecting the person they believe is best qualified to serve as Chairman. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how to make use of the capabilities of the Company's senior managers and Trustees and how to allocate responsibilities among them. All of our Trustees are bound by the duties imposed by Maryland law. Establishing arbitrary criteria that limit the selection of a Chairman does not better enable the Board to fulfill its obligations. Instead, such a limit would have the effect of arbitrarily preventing the Board from selecting the person it believes to be the best choice to serve as Chairman.

The Board believes the most effective leadership structure for the Company at the present time is to have an experienced and active Lead Trustee, currently Mr. Wight, and to make use of the unique and deep experience, insight and industry expertise of Mr. Roth, as both Chairman and Chief Executive Officer. The Board, as always, retains the flexibility to modify this structure as it deems appropriate and in the best interests of the Company.

The Board of Trustees believes that having strong, independent Trustees is critically important to good corporate governance. The functions of the Board are carried out by the full Board and by Board committees. The Board has been, and continues to be, a strong proponent of Board independence and has already ensured that a majority of the Board, as well as all members of the Audit, Compensation and Corporate Governance and Nominating Committees, are independent under New York Stock Exchange standards. Seven of our nine Trustees are independent and are able to critically review our management plans. In furtherance of this, our Corporate Governance Guidelines provide that any Board member may (and in fact, they do) suggest the inclusion of matters on the agenda for any Board meeting. In addition, non-employee Trustees meet privately in executive session at every regularly scheduled Board meeting. Furthermore, the Board has established robust procedures for contacting the independent Chair of our Audit Committee regarding matters requiring attention of independent Board members.

In addition, our independent, Lead Trustee serves as a resource to the Chairman and the Board, coordinates the activities of the independent Trustees, and performs such other duties and responsibilities as the Board may determine. The Lead Trustee's specific duties include presiding at all meetings of the Board in the absence of the Chairman and at all executive sessions of the independent Trustees, serving as liaison between the Chairman and the independent Trustees, consulting with the Chairman on and approving Board meeting schedules, agenda items and materials for meetings and calling meetings of the independent Trustees when necessary and appropriate.

The Board of Trustees believes the Company's current policy, Bylaws and governance guidelines establish appropriate oversight procedures and the flexibility necessary for Trustees to select the best-qualified person as Chairman in accordance with the exercise of their duties as Trustees. The proposal presented imposes an arbitrary and unnecessary restriction on the performance of those duties that the Board believes is not in the best interests of the Company and its shareholders. Finally, our Board believes that all of the benefits sought by the shareholder proponent are currently provided by our existing Board structure.

The Board of Trustees unanimously recommends a vote "AGAINST" the proposal relating to the appointment of an independent Chairman.

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The affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Shareholder approval of this proposal would not result in the adoption of a policy or a change to our Bylaws because this proposal is only a recommendation to the Board of Trustees.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	57

INCORPORATION BY REFERENCE

To the extent this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled "Compensation Committee Report on Executive Compensation" and "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought, before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the accompanying proxy to vote said proxy in accordance with their discretion on such matters.

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures by which shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 20, 2015. Authorizing your proxy via the Internet or by telephone will not affect your right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a Trustee at an Annual Meeting of Shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year's Annual Meeting and must include certain information specified in the Bylaws. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of our current Bylaws must comply with the requirements of the Bylaws and be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, between and including January 22, 2016 and February 22, 2016. The Board of Trustees may amend the Bylaws from time to time.

Shareholders interested in presenting a proposal for inclusion in the proxy statement for the Company's Annual Meeting of Shareholders in 2016 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 13, 2015.

By Order of the Board of Trustees,
Alan J. Rice Secretary
New York, New York April 10, 2015

It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card or voting instruction form.

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 ANNEX A

CORPORATE GOVERNANCE GUIDELINES

I. Introduction

The Board of Trustees of Vornado Realty Trust (the "Trust"), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the "Guidelines") to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Trust's Amended and Restated Declaration of Trust and Amended and Restated Bylaws, in each case as amended.

II. Board Composition

The composition of the Board should balance the following goals:

■
The size of the Board should facilitate substantive discussions of the whole Board in which each Trustee can participate meaningfully;

■
The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Trust's business; and

■
A majority of the Board shall consist of Trustees who the Board has determined are "independent" under the Corporate Governance Rules (the "NYSE Rules") of The New York Stock Exchange, Inc. (the "NYSE").

III. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Trust's Chief Executive Officer in the manner it considers in the best interests of the Trust at any given point in time. These positions may be filled by one individual or by two different individuals.

IV. Selection of Trustees

Nominations.    The Board is responsible for selecting the nominees for election to the Trust's Board of Trustees. The Trust's Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Trustees or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The members of the Corporate Governance and Nominating Committee may, in their discretion, work or otherwise consult with members of management of the Trust in preparing the Committee's recommendations.

Criteria.    The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, select new nominees for the position of independent Trustee considering the following criteria:

■
Personal qualities and characteristics, accomplishments and reputation in the business community;

■
Current knowledge and contacts in the communities in which the Trust does business and in the Trust's industry or other industries relevant to the Trust's business;

■
Ability and willingness to commit adequate time to Board and committee matters;

■
The fit of the individual's skills and personality with those of other Trustees and potential Trustees in building a Board that is effective, collegial and responsive to the needs of the Trust; and

■
Diversity of viewpoints, experience and other demographics.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	59

Independence Standards.    To qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Trustee has no material relationship with the Trust and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the "Trust" will mean Vornado Realty Trust and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Trustee's ability to qualify as independent:

1.
Payments to and from other organizations. A Trustee's or his immediate family member's status as executive officer or employee of an organization that has made payments to the Trust, or that has received payments from the Trust, not in excess of the greater of:

(i)
$1 million; or

(ii)
2% of the other organization's consolidated gross revenues for the fiscal year in which the payments were made.

  In the case where an organization has received payments that ultimately represent amounts due to the Trust and such amounts are not due in respect of property or services from the Trust, these payments will not be considered amounts paid to the Trust for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2.
Beneficial ownership of the Trust's equity securities. Beneficial ownership by a Trustee or his immediate family member of not more than 10% of the Trust's equity securities. A Trustee or his immediate family member's position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Trust's equity securities.

3.
Common ownership with the Trust. Beneficial ownership by, directly or indirectly, a Trustee, either individually or with other Trustees, of equity interests in an organization in which the Trust also has an equity interest.

4.
Directorships with, or beneficial ownership of, other organizations. A Trustee's or his immediate family member's interest in a relationship or transaction where the interest arises from either or both of:

(i)
his or his family member's position as a director with an organization doing business with the Trust; or

(ii)
his or his family member's beneficial ownership in an organization doing business with the Trust so long as the level of beneficial ownership in the organization is 25% or less, or less than the Trust's beneficial ownership in such organization, whichever is greater.

5.
Affiliations with charitable organizations. The affiliation of a Trustee or his immediate family member with a charitable organization that receives contributions from the Trust, or an affiliate of the Trust, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)
$1 million; or

(ii)
2% of the organization's consolidated gross revenues for that fiscal year.

6.
Relationships with organizations to which the Trust owes money. A Trustee's or his immediate family member's status as an executive officer or employee of an organization to which the Trust was indebted at the end of the Trust's most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Trust's total consolidated assets.

7.
Relationships with organizations that owe money to the Trust. A Trustee's or his immediate family member's status as an executive officer or employee of an organization which is indebted to the Trust at

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  the end of the Trust's most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization's total consolidated assets.

8.
Personal indebtedness to the Trust. A Trustee's or his immediate family member's being indebted to the Trust at any time since the beginning of the Trust's most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)
$1 million; or

(ii)
2% of the individual's net worth.

9.
Leasing or retaining space from the Trust. The leasing or retaining of space from the Trust by:

(i)
a Trustee;

(ii)
a Trustee's immediate family member; or

(iii)
an affiliate of a Trustee or an affiliate of a Trustee's immediate family member;

  so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10.
Other relationships that do not involve more than $100,000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Trust.

11.
Personal relationships with management. A personal relationship between a Trustee or a Trustee's immediate family member with a member of the Trust's management.

12.
Partnership and co-investment relationships between or among Trustees. A partnership or co-investment relationship between or among a Trustee or a Trustee's immediate family member and other members of the Trust's Board of Trustees, including management Trustees, so long as the existence of the relationship has been previously disclosed in the Trust's reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Trustee's obligation to disclose the transaction or relationship to the Trust, the Board of Trustees or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Trustee qualified as independent or not, may be made by the Corporate Governance and Nominating Committee or the Board. The Trust shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

Invitation.    The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Trust, together with an independent Trustee, when deemed appropriate.

Orientation and Continuing Education.    Management, working with the Board, will provide an orientation process for new Trustees, including background material on the Trust, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Trust will reimburse Trustees for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Trust.

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V. Election Term

The Board does not believe it should establish term limits.

VI. Retirement of Trustees

The Board believes it should not establish a mandatory retirement age.

VII. Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting will be established by the Chairman and CEO, with assistance of the Trust's Secretary and internal Corporation Counsel. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Trustees an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Trustees to make an informed judgment.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management Trustees, the non-management Trustees will meet in executive sessions periodically, with no members of management present. Non-management Trustees who are not independent under the NYSE Rules may participate in these executive sessions, but independent Trustees should meet separately in executive session at least once per year.

At any time that the independent Trustees have not appointed a Lead Trustee or the Lead Trustee is not present, the participants in any executive sessions will select by majority vote of those attending a presiding Trustee for such sessions or any such session.

In order that interested parties may be able to make their concerns known to the non-management Trustees, the Trust shall disclose a method for such parties to communicate directly with the presiding Trustee or the non-management Trustees as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

IX. The Committees of the Board

The Trust shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Trust is called the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE.

All Trustees, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee's activities to the Board.

Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least such number of Trustees as may be required by the NYSE Rules who the Board has determined are "independent" under the NYSE Rules. Any additional qualifications for the

62	VORNADO REALTY TRUST	2015 PROXY STATEMENT

members of each committee shall be set out in the respective committees' charters. A Trustee may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Lead Trustee

The independent Trustees will annually elect an independent Trustee to serve as Lead Trustee. The Lead Trustee will serve as a resource to the Chairman and to the other independent Trustees, coordinating the activities of the independent Trustees. The Lead Trustee will perform such other duties and responsibilities as the Board may determine.

The Board has determined that the Lead Trustee should have the following specific duties and responsibilities:

  (i)
  Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Trustees;

  (ii)
  Serve as liaison between the Chairman and the independent Trustees;

  (iii)
  Consult with the Chairman regarding and approving:

  (a)
  an appropriate schedule of board meetings;

  (b)
  agenda items; and

  (c)
  materials sent in advance of board meetings, provided that all Trustees may suggest items for inclusion on the agenda; and

  (iv)
  Call meetings of the independent Trustees when necessary and appropriate.

In addition, if requested by major shareholders, the Lead Trustee will ensure that he or she is available for consultation and direct communication.

XII. Executive Compensation

Evaluating and Approving Salary for the CEO.    The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Trust against the Trust's goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving the Compensation of Management.    The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

2015 PROXY STATEMENT	VORNADO REALTY TRUST	63

XIII. Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board's objectivity.

XIV. Prohibition on Short Sales

In accordance with Federal securities laws, the Company should prohibit short sales by our executive officers of our equity securities.

XV. Expectations of Trustees

The business and affairs of the Trust shall be managed under the direction of the Board in accordance with Maryland law. In performing his or her duties, the primary responsibility of the Trustees is to exercise his or her business judgment in the best interests of the Trust. The Board has developed a number of specific expectations of Trustees to promote the discharge of this responsibility and the efficient conduct of the Board's business.

Commitment and Attendance.    All independent and management Trustees should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings.    Each Trustee should be sufficiently familiar with the business of the Trust, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a Trustee may have about any aspect of the Trust's business. Trustees should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics.    In their roles as Trustees, all Trustees owe a duty of loyalty to the Trust. This duty of loyalty mandates that the best interests of the Trust take precedence over any interests possessed by a Trustee.

The Trust has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Trustees, particularly with respect to transactions in the securities of the Trust, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Trust. Trustees should be familiar with the Code's provisions in these areas and should consult with any member of the Trust's Corporate Governance and Nominating Committee or the Trust's internal Corporation Counsel in the event of any concerns. The Corporate Governance and Nominating Committee is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

Other Directorships.    The Trust values the experience Trustees bring from other boards on which they serve, but recognizes that those boards may also present demands on a Trustee's time and availability and may present conflicts or legal issues. Trustees should advise the Chairman of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

Contact with Management.    All Trustees are invited to contact the CEO at any time to discuss any aspect of the Trust's business. Trustees will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

64	VORNADO REALTY TRUST	2015 PROXY STATEMENT

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with Other Constituencies.    It is important that the Trust speaks to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality.    The proceedings and deliberations of the Board and its committees are confidential. Each Trustee shall maintain the confidentiality of information received in connection with his or her service as a Trustee.

XVI. Evaluating Board Performance

The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that Trustees bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee's evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XVII. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

888 Seventh Avenue, New York, New York 10019

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000236043_1 R1.0.0.51160 For Withhold For All All All Except The Board of Trustees recommends you vote FOR the following: 1. Election of Trustees Nominees 01 Steven Roth 02 Michael D. Fascitelli 03 Russell B. Wight, Jr. VORNADO REALTY TRUST 888 SEVENTH AVENUE NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Trustees recommends you vote FOR proposals 2 and 3. For Against Abstain 2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR. 3 NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. The Board of Trustees recommends you vote AGAINST the following proposal: For Against Abstain 4 NON-BINDING SHAREHOLDER PROPOSAL REGARDING THE APPOINTMENT OF AN INDEPENDENT CHAIRMAN. NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000236043_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . VORNADO REALTY TRUST This proxy is solicited on behalf of the Board of Trustees for the 2015 Annual Meeting of Shareholders May 21, 2015 11:30 A.M. The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 21, 2015 at 11:30 A.M., local time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2014 Annual Report to Shareholders is hereby acknowledged. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) "FOR" THE ELECTION OF EACH NOMINEE FOR TRUSTEE, (2) "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (3) "FOR" THE NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION AND (4) "AGAINST" THE NON-BINDING SHAREHOLDER PROPOSAL REGARDING THE APPOINTMENT OF AN INDEPENDENT CHAIRMAN. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

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